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               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                           Dated: February 3, 1998

                                 US $65,000,000

                                  by and among

                              MORGAN PRODUCTS LTD.

                                  as Borrower,

                          THE LENDERS NAMED HEREIN,

                                   as Lenders

                                     and

                           FLEET CAPITAL CORPORATION,

                             as Agent and Lender






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                                TABLE OF CONTENTS

                                                                            PAGE


SECTION 1.     CREDIT FACILITY...............................................1
      1.1      Revolving Credit Loans........................................1
      1.2      Acquisition Loan and Acquisition Loan Commitments.............3
      1.3      Letters of Credit; LC Guaranties..............................4

SECTION 2.     INTEREST, FEES AND CHARGES....................................5
      2.1      Interest......................................................5
      2.2      Computation of Interest and Fees..............................8
      2.3      Letter of Credit and LC Guaranty Fees.........................8
      2.4      Unused Line Fee...............................................8
      2.5      Closing Fee.  Borrower .......................................9
      2.6      Agency Fee....................................................9
      2.7      Audit and Appraisal Fees......................................9
      2.8      Reimbursement of Expenses.....................................9
      2.9      Bank Charges.................................................10
      2.10     Capital Adequacy Charge......................................10

SECTION 3.     LOAN ADMINISTRATION..........................................10
      3.1      Manner of Borrowing Loans....................................10
      3.2      Payments.....................................................12
      3.3      Mandatory Prepayments........................................13
      3.4      Application of Payments and Collections......................14
      3.5      All Loans to Constitute One Obligation.......................14
      3.6      Loan Account.................................................14
      3.7      Statements of Account........................................14

SECTION 4.     TERM AND TERMINATION.........................................15
      4.1      Term of Agreement............................................15
      4.2      Termination..................................................15

SECTION 5.     SECURITY INTERESTS...........................................16
      5.1      Security Interest in Collateral..............................16
      5.2      Lien Perfection; Further Assurances..........................17
      5.3      Lien on Realty...............................................17

SECTION 6.     COLLATERAL ADMINISTRATION....................................18
      6.1      General......................................................18
      6.2      Administration of Accounts...................................19
      6.3      Administration of Inventory..................................21


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      6.4      Administration of Equipment..................................21
      6.5      Payment of Charges...........................................22

SECTION 7.     REPRESENTATIONS AND WARRANTIES...............................22
      7.1      General Representations and Warranties.......................22
      7.2      Continuous Nature of Representations and Warranties..........28
      7.3      Survival of Representations and Warranties...................28

SECTION 8.     COVENANTS AND CONTINUING AGREEMENTS..........................28
      8.1      Affirmative Covenants........................................28
      8.2      Negative Covenants...........................................31
      8.3      Specific Financial Covenants.................................34

SECTION 9.     CONDITIONS PRECEDENT.........................................34
      9.1      Documentation................................................35
      9.2      No Default...................................................35
      9.3      Other Loan Documents.........................................35
      9.4      No Litigation................................................35
      9.5      Sale of Morgan Manufacturing Division........................35
      9.6      Effectiveness of this Agreement..............................35
      9.7      Conditions Precedent to Acquisition Loans....................35

SECTION 10.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT............36
      10.1     Events of Default............................................36
      10.2     Acceleration of the Obligations..............................38
      10.3     Other Remedies...............................................39
      10.4     Remedies Cumulative; No Waiver...............................40

SECTION 11.    THE AGENT....................................................41
      11.1     Authorization and Action.....................................41
      11.2     Agent's Reliance, Etc........................................41
      11.3     FCC and Affiliates...........................................41
      11.4     Lender Credit Decision.......................................42
      11.5     Indemnification..............................................42
      11.6     Successor Agent..............................................42

SECTION 12.    MISCELLANEOUS................................................43
      12.1     Power of Attorney............................................43
      12.2     INDEMNITY....................................................43
      12.3     Modification of Agreement; Sale of Interest..................44
      12.4     Severability.................................................47
      12.5     Successors and Assigns.......................................47
      12.6     Cumulative Effect; Conflict of Terms.........................47
      12.7     Execution in Counterparts....................................48


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      12.8     Notice.......................................................48
      12.9     Lender's Consent.............................................49
      12.10    Credit Inquiries.............................................49
      12.11    Time of Essence..............................................49
      12.12    Entire Agreement.............................................49
      12.13    Interpretation...............................................49
      12.14    GOVERNING LAW; CONSENT TO FORUM..............................49
      12.15    WAIVERS BY BORROWER..........................................50
      12.16    Publicity....................................................51


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               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made this 3rd day of February, 1998, by and among MORGAN PRODUCTS LTD. ("Borrower"), a Delaware corporation having its chief executive office at 469 McLaws Circle, Williamsburg, Virginia 23185, the lenders who are signatories hereto ("Lenders") and FLEET CAPITAL CORPORATION ("FCC"), a Rhode Island corporation having an office at 20800 Swenson Drive, Suite 350, Waukesha, Wisconsin 53186, as agent for the Lenders hereunder (FCC, in such capacity, being "Agent"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

            WHEREAS, Borrower, certain of the Lenders and Agent entered into a certain Loan and Security Agreement dated as of July 14, 1994 (said Loan and Security Agreement, as amended from time to time, the "Original Loan Agreement"); and

            WHEREAS, Borrowers, Lenders and Agent wish to amend and restate the Original Loan Agreement pursuant to the terms hereof;

            NOW  THEREFORE,   in   consideration  of  the  following  terms  and
conditions, the parties agree as follows:

SECTION 1.  CREDIT FACILITY

      Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders severally agree to make a Total Credit Facility of up to Sixty-Five Million Dollars ($65,000,000) available upon Borrower's request therefor, as follows:

      1.1   Revolving Credit Loans.

            1.1.1 Loans and Reserves. (A) The aggregate amount of the Revolving Credit Loans to be made by each Lender (such Lender's "Revolving Credit Loan Commitment"), pursuant to the terms hereof, shall be the amount set below such Lender's name on the signature pages hereof. The aggregate principal amount of the Revolving Credit Loan Commitments is Sixty-Five Million Dollars ($65,000,000). The percentage equal to the quotient of (x) each Lender's Revolving Credit Loan Commitment, divided by (y) the aggregate of all Revolving Credit Loan Commitments, is that Lender's "Revolving Credit Percentage". Subject to all of the terms and conditions of this Agreement, each Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in accordance with the terms of Section 3.1 hereof, up to a maximum principal amount at any time outstanding equal to the product of (A) the Borrowing Base at such time, multiplied by (B) such Lender's Revolving Credit Percentage. It is expressly understood and agreed that Agent and Lenders may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower

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at any time. If the unpaid  balance of the Revolving  Credit Loans should exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits thereof. In no event shall Lenders be required to make a Revolving Credit Loan at any time that there exists a Default or an Event of Default. Notwithstanding the foregoing provisions of this Section 1.1.1, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent shall deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under this Section 1.1.1, including, without limitation, with respect to (i) other sums which Agent reasonably believes will be chargeable against Borrower's Loan Account as Revolving Credit Loans under any Section of this Agreement; and (ii) matters, events, conditions or contingencies as to which Agent, in its reasonable discretion, determines reserves should be established from time to time hereunder, upon such notice to Borrower as is commercially practical.

            (B) The Revolving Credit Loans shall be evidenced by promissory notes to be executed and delivered by Borrower at the time of the initial Revolving Credit Loan, the form of which is attached hereto and made a part hereof as Exhibit A (the "Revolving Credit Notes"). Each Revolving Credit Note shall be payable to the order of a Lender and shall represent the obligation of Borrower to pay the amount of such Lender's Revolving Credit Loan Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to Borrower with interest thereon as prescribed in Section 2.1.1.

            (C)  Insofar as  Borrower  may request and Lenders may be willing in their sole and absolute discretion to make Revolving Credit Loans to Borrower at a time when the unpaid balance of Revolving Credit Loans exceeds, or would exceed with the making of any such Revolving Credit Loan, the Borrowing Base (any such Loan or Loans being herein referred to individually as an "Overadvance" and collectively as "Overadvances"), Agent shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Credit Loans generally. Any Overadvance to be made by Lenders pursuant to the terms hereof shall be made by Lenders ratably in accordance with their Revolving Credit Percentages. Overadvances in an aggregate amount of Seven Hundred Fifty Thousand Dollars ($750,000) or less may, prior to occurrence and continuation of a Default or an Event of Default, be made in the sole and absolute discretion of Agent. Overadvances in an aggregate amount of more than Seven Hundred Fifty Thousand Dollars ($750,000) but less than One Million Five Hundred Thousand Dollars ($1,500,000) may, prior to the occurrence and continuation of a Default or an Event of Default, be made in the sole and absolute discretion of Required Lenders. Overadvances in an aggregate amount of One Million Five Hundred Thousand Dollars ($1,500,000) or more and Overadvances to be made after the occurrence, and during the continuation, of a Default or an Event of Default shall require the consent of all Lenders.

            1.1.2 Use of Proceeds. The Revolving Credit Loans shall be used solely for Borrower's general operating and capital needs and for other corporate purposes in a manner consistent with the provisions of this Agreement and all applicable laws.

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      1.2   Acquisition Loan and Acquisition Loan Commitments.

            1.2.1 Acquisition Loans. (a) During the period between the Closing Date and the Commitment Termination Date, each Lender agrees, for so long as no Default or Event of Default exists, to make acquisition loans ("Acquisition Loan(s)") to Borrower to finance Permitted Acquisitions. The aggregate amount of the Acquisition Loans to be made by each Lender (such Lender's "Acquisition Loan Commitment"), pursuant to the terms hereof, shall be the amount set below such Lender's name on the signature pages hereof. The aggregate principal amount of the Acquisition Loan Commitments is Thirty Million Dollars ($30,000,000). The percentage equal to the quotient of (x) each Lender's Acquisition Loan Commitment, divided by (y) the aggregate of all Acquisition Loan Commitments, is that Lender's "Acquisition Loan Percentage." Subject to all of the terms and conditions of this Agreement, each Lender agrees, for so long as no Default or Event of Default exists, to make Acquisition Loans to Borrower from time to time, as requested by Borrower in accordance with the terms of Section 3.1 hereof, up to a maximum principal amount at any time outstanding equal to the product of (A) Thirty Million Dollars ($30,000,000), multiplied by (B) such Lender's Acquisition Loan Percentage.

      (b) Each Acquisition Loan shall be in an amount equal to One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof and shall be made on the date specified in the written notice or telephonic notice (confirmed in writing) for such Acquisition Loan. All such Acquisition Loans shall be secured by the Collateral. The principal amount of any Acquisition Loan shall be due on the Commitment Termination Date, provided that Borrower may prepay, without penalty or premiums the outstanding principal balance of any Acquisition Loan. The Acquisition Loans shall be evidenced by promissory notes to be executed and delivered by Borrower to Lenders on the Closing Date, the form of which is attached hereto and made a part hereof as Exhibit A-1 (the "Acquisition Note(s)"), shall bear interest as specified in Section 3.1 and shall be repayable in accordance with the terms hereof and of the Acquisition Notes.

      (c) At any one time during the Original Term hereof, for so long as no Default or Event of Default exists, Borrower may convert outstanding Acquisition Loans in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000) into acquisition term loans ("Acquisition Term Loans"). Any such conversion shall be made upon at least ten days notice to Agent and each Lender. Any such notice shall specify the principal amount of the outstanding Acquisition Loans to be so converted and the date of the conversion. Upon the conversion date, Borrower shall execute and deliver to each Lender, a promissory note ("each on "Acquisition Term Note") in an amount equal to such Lender's Acquisition Loan Percentage multiplied by the aggregate principal amount of the Acquisition Loans to be so converted. The principal amount of such Acquisition Term Loans shall be amortized on the basis of sixty (60) equal monthly payments, commencing on the first day of the calendar month after the calendar month in which the conversion occurs. The foregoing notwithstanding, the entire principal balance of the Acquisition Term Loan shall be due and payable on the Commitment Termination Date. Borrower shall be able to exercise its right to convert Acquisition Loans into Acquisition Term Loan on not more than three separate occasions. The minimum aggregate amount of Acquisition

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Loans  convertible into Acquisition Term Loans on any one such occasion shall be at least Two Million Dollars ($2,000,000). In no event shall the aggregate principal amount of Acquisition Loans converted into Acquisition Term Loans pursuant to the terms hereof exceed Ten Million Dollars ($10,000,000).

            1.2.2 Use of Proceeds. The Acquisition Loans shall be used solely to finance Permitted Acquisitions in a manner consistent with the provisions of this Agreement and all applicable laws.

      1.3 Letters of Credit; LC Guaranties.(A) Subject to all of the terms and conditions of this Agreement, if requested to do so by Borrower, Agent shall, on behalf of Lenders, issue its, or cause to be issued Bank's Letters of Credit for the account of Borrower or shall execute LC Guaranties by which Lenders shall guaranty the payment or performance by Borrower of its reimbursement obligation with respect to Letters of Credit issued for Borrower's account by Bank or Agent; provided that the aggregate face amount of all Letters of Credit and LC Guaranties outstanding at any time shall not exceed Five Million Dollars ($5,000,000) and no Letter of Credit may have an expiration date that is after the Commitment Termination Date, unless Borrower provides on or prior to the Commitment Termination Date, Agent with cash collateral for said Letter of Credit or LC Guaranty, in a manner and amount acceptable to Agent. Any amounts paid by Agent or any Lender under any LC Guaranty or in connection with any Letter of Credit (i) shall become part of the Obligations, (ii) unless paid by Borrower pursuant to Section 1.3(C) below, shall be paid from the proceeds of a Revolving Credit Loan requested pursuant to Section 3.1.1 above, to the extent Lenders are required to make Revolving Credit Loans pursuant to the terms hereof and (iii) otherwise, shall be payable on demand. In no event shall Agent, Bank or Lenders be required to issue or cause to be issued Letters of Credit or LC Guaranties at any time there exists a Default or an Event of Default.

            (B) Immediately upon the issuance of each Letter of Credit by Agent or Bank or LC Guaranty by the Agent hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased from the Agent an undivided interest and participation in and to such Letter of Credit or LC Guaranty, the obligations of Borrower in respect thereof and the liability of the Agent, thereunder in an amount equal to the amount available for drawing under such Letter of Credit or, in the case of a LC Guaranty, the amount guaranteed thereunder, multiplied by such Lender's Revolving Credit Percentage. The Agent will notify each Lender promptly upon presentation to it of a draw under a Letter of Credit or a demand for payment under a LC Guaranty. On a weekly basis, or more frequently if requested by Agent, each Lender shall make payment to the Agent in immediately available funds, of an amount equal to such Lender's pro rata share of the amount of any payment made by Agent in respect to any Letter of Credit or LC Guaranty. The obligation of each Lender to reimburse the Agent under this Section 1.3 shall be unconditional, continuing, irrevocable and absolute, except in respect of indemnity claims arising out of Agent's wilful misconduct. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 1.3, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided,

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however,  that nothing  contained in this sentence  shall relieve such Lender of its  obligation to reimburse  the Agent for such amount in accordance  with this
Section 1.3(B).

            (C) Borrower agrees, unconditionally, irrevocably and absolutely, to pay immediately to the Agent, for the account of the Lenders, the amount drawn under a Letter of Credit or paid pursuant to a LC Guaranty. If Borrower at any time fails to make such payment in accordance with the terms of this Agreement, Borrower shall be deemed to have elected to borrow from the Lenders on such date Revolving Credit Loans equal in aggregate amount to the amount paid by Agent or the issuing Lender, as the case may be, under such Letter of Credit or LC Guaranty.

SECTION 2.  INTEREST, FEES AND CHARGES

      2.1   Interest.

            2.1.1 Rates of Interest.

                  (A) Interest. (i) Interest shall accrue on the Base Rate Portion outstanding at the end of each day (computed on the basis of a calendar year of 360 days and actual days elapsed) at a fluctuating rate per annum equal to the sum the Base Rate plus the Applicable Margin. After the date hereof, the foregoing rates of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective on the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof.

                        (ii) Interest shall accrue on each LIBOR Portion outstanding at the end of each day (computed on the basis of a calendar year of 360 days and actual days elapsed) at rates equal to the sum of the LIBOR Rate applicable to each such LIBOR Portion plus the Applicable Margin.

                  (B)   LIBOR Option.

                        (i) Conditions for Basing Interest on the LIBOR Rate. Upon the condition that:

                        (a) Agent  shall  have  received  a LIBOR  Request  from
            Borrower at least 3 Business Days prior to the first day of the LIBOR Period requested;


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                        (b) There shall have  occurred  no change in  applicable
            law which would make it unlawful for any Lender to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market;

                        (c) As of the date of the  LIBOR  Request  and the first
            day of the LIBOR Period, there shall exist no Default or Event of Default which has not been waived by Required Lenders; and

                        (d) Agent  shall  have  determined  in good  faith  that
            Lenders are able to determine the LIBOR Rate in respect of the requested LIBOR Period and that Lenders are able to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market in the applicable amounts and for the requested LIBOR Period;

      then interest on the LIBOR Portion requested during the LIBOR Period requested will be based on the applicable LIBOR Rate. Agent shall give each Lender prompt written notice by telecopier, telex or cable of any LIBOR Request made by Borrower in accordance with the terms hereof. The foregoing notwithstanding, Borrower acknowledges that there may not be more than five LIBOR Portions outstanding at any one time.

                  (ii) Indemnification for Funding and Other Losses. Each LIBOR Request shall be irrevocable and binding on Borrower. Borrower shall indemnify Agent and Lenders against any expense or loss suffered by Agent or any Lender as a result of any failure on the part of Borrower to fulfill, on or before the date specified in any LIBOR Request, the applicable conditions set forth in this Agreement or as a result of the prepayment by Borrower of the applicable LIBOR Portion prior to the last day of the applicable LIBOR Period, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Agent or any Lender to fund or maintain the requested LIBOR Portion. Upon request by Borrower, Agent or any applicable Lender shall provide Borrower with a certificate of an officer of Agent or such Lender setting forth the calculation of the amount of any such loss and the basis therefor, which calculation shall, in the absence of manifest error be conclusive.

                  (iii) Change in Applicable Laws, Regulations, etc. If any Legal Requirement becoming effective after the date hereof shall make it unlawful for any Lender to fund through the purchase of U.S. dollar deposits any LIBOR Portion or otherwise to give effect to its obligations as contemplated under this Section 2.1.1(B), or shall impose on any Lender any costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the LIBOR Rate is determined as provided herein or a category of extensions of credit or other assets of such Lender which includes any LIBOR Portion, or shall impose on any Lender any restrictions on the amount of such a category of liabilities or assets which such Lender may hold, (a) Agent may by notice thereof to Borrower

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      terminate  the LIBOR Option as of a date which is no earlier than the date required by applicable law, the date on which any such cost is imposed or the date on which any such restriction becomes effective, with respect to the Loans made or to be made by such Lender, (b) any LIBOR Portion outstanding as of the date the LIBOR Option is terminated shall thereafter bear interest at the rate provided for in Section 2.1.1(A)(i) payable on the dates provided for in Section 3.2.2 and (c) Borrower shall indemnify such Lender against any out-of-pocket loss, penalty or expense incurred by such Lender by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund or maintain such LIBOR Portion. The applicable Lender shall promptly give Borrower and Agent prompt written notice of when such condition shall cease to exist, after which time Agent and Lenders shall, subject to the other terms and
      conditions  of  this  Section  2.1.1(B),   honor  future  LIBOR  Requests.
      Notwithstanding anything contained in this clause (iii) to the contrary, each Lender hereby agrees to change the lending office at which it accepts payments of principal and interest from Borrower pursuant to this Agreement if, as a result of such change, it would be lawful for such Lender to fund through the purchase of U.S. dollar deposits any LIBOR Portion or otherwise to give effect to its obligations as contemplated under this Section 2.1.1(B), and if any such change in lending office(s) does not impose additional costs upon such Lender.

                  (iv) Taxes. It is the understanding of Borrower and Agent and Lenders that Lenders shall receive payments of amounts of principal of and interest on the Revolving Credit Loans, the Acquisition Loans and the Acquisition Term Loan with respect to the LIBOR Portions from time to time subject to a LIBOR Option free and clear of, and without deduction for, any Taxes. If (i) any Lender shall be subject to any such Tax in respect of any such LIBOR Portion or any part thereof or (ii) Borrower shall be required to withhold or deduct any such Tax from any such amount, the LIBOR Rate applicable to such LIBOR Portion shall be adjusted by Agent on behalf of any such Lender to reflect all additional costs incurred by such Lender in connection with the payments by any such Lender or the withholding by Borrower of such Tax and Borrower shall provide Agent and such Lender with a statement detailing the amount of any such Tax actually paid by Borrower. Determination by Agent on behalf of such Lender of the amount of such costs shall, in the absence of manifest error, be conclusive, and at Borrower's request, Agent shall demonstrate the basis of such determination. If after any such adjustment, any part of any Tax paid by any such Lender is subsequently recovered by such Lender, such Lender shall promptly reimburse Borrower to the extent of the amount so recovered. A certificate of an officer of such Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive. Notwithstanding anything contained in this clause (iv) to the contrary each Lender hereby agrees to change the lending office at which it accepts payments of principal and interest from Borrower pursuant to this Agreement if, as a result of such change, any such Taxes could be legally avoided and if any such change in lending office(s) does not impose additional costs upon such Lender.


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            2.1.2 Default Rate of Interest.  Upon and after the occurrence of an
Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at the rate in effect pursuant to Section 2.1.1(A)(i) above plus two percent
(2%) (the "Default Rate").

            2.1.3 Maximum Interest. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Revolving Credit Notes, the Acquisition Notes or the Acquisition Term Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Revolving Credit Notes, the Acquisition Notes or the Acquisition Term Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination deem applicable hereto. In the event that such a court determines that Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Lenders shall promptly refund to Borrower any interest received by Lenders in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that Borrower not pay or contract to pay, and that Lenders not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

      2.2 Computation of Interest and Fees. Interest, unused line fees, Letter of Credit and LC Guaranty fees and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

      2.3 Letter of Credit and LC Guaranty Fees. As additional consideration for issuing or causing to be issued, Letters of Credit for Borrower's account or for issuing its LC Guaranties at Borrower's request pursuant to Section 1.3 hereof, Borrower agrees to pay fees in respect to each Letter of Credit or LC Guaranty so issued. Said fees shall be payable on the date which such Letter of Credit or LC Guaranty is issued and shall be in an amount equal to (i) one percent (1%) of the amount of the Letter of Credit or LC Guaranty multiplied by a fraction, the numerator of which is the number of days in the term of the applicable Letter of Credit or LC Guaranty and the denominator of which is 360, plus (ii) one percent (1%) of the amount of the Letter of Credit multiplied by a fraction, the numerator of which is the number of days in the form of the applicable Letter of Credit and the denominator of which is 360. The fees payable pursuant to clause
(i) of the preceding sentence shall be paid to Agent for the benefit of Lenders. The fees payable pursuant to clause (ii) of the preceding sentence shall be paid to Agent for the benefit of the issuer of said Letter of Credit, which shall be either Agent or Bank. In the event a Letter of Credit or LC Guaranty is renewed or extended a fee calculated in the manner provided above shall be payable for any such renewal or extended period. Further, Borrower shall pay and/or reimburse Agent and/or Lenders all fees and charges paid by Agent or Lenders on account of any Letter of Credit or LC Guaranty.

      2.4 Unused Line Fee. Borrower shall pay to Agent for the ratable benefit of Lenders an unused line fee equal to one-half percent (1/2%) per annum of the average daily amount by which the Maximum Available Amount exceeds the sum of the outstanding principal balance of the Revolving

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Credit Loans plus the LC Amount plus the sum of the  outstanding  balance of the
Acquisition Loans.The unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter.

      2.5 Closing Fee. Borrower shall pay to Agent for the pro rata benefit of Lenders an aggregate closing fee of Sixty-Five Thousand Dollars ($65,000) which fee shall be deemed fully earned and non-refundable at the closing of the transactions contemplated hereby and shall be paid concurrently with the initial Loan hereunder.

      2.6 Agency Fee. On the Closing Date Borrower shall pay to Agent, for its benefit, an agency fee in the amount of Forty-Nine Thousand Five Hundred
Eighty-Three Dollars ($49,583). On each subsequent anniversary of the Closing Date, Borrower shall pay Agent, for its benefit, an annual agency fee in the amount of Eight-Seven Thousand Five Hundred Dollars ($87,500). Each such agency fee shall be deemed fully earned and nonrefundable on the due date thereof. Borrower's obligation to pay Agent such agency fees shall expire on the date on which the Obligations are paid in full and this Agreement is terminated in accordance with the provisions hereof.

      2.7 Audit and Appraisal Fees. Borrower shall pay to Agent for its out-of-pocket audit and appraisal costs in connection with audits and appraisals of Borrower's books and records and such other matters as Agent shall deem appropriate as and when permitted under this Agreement. Such fees shall be payable on the first day of the month following the date of issuance by Agent of a request (which shall include a statement of such fees and expenses) for payment thereof to Borrower.

      2.8 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Agent or any Lender (in respect to clauses (i), (iii) and (iv) only) incurs reasonable legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs except where, pursuant to a final non-appealable order, such litigation, contest, dispute, suit, proceeding or action is determined adversely to Agent or any Lender; (iv) any attempt to enforce any rights of Agent or any Lender against Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral in accordance with the terms of this Agreement; then all such reasonable legal and accounting expenses, reasonable other costs and reasonable out of pocket expenses of Agent or any Lender shall be charged to Borrower. All amounts chargeable to Borrower under this Section 2.8 shall be Obligations secured by all of the Collateral, shall be payable on demand to Agent or to such Lender, as the case may be,

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and shall bear  interest from the date such demand is made until paid in full at the rate applicable to Base Rate Portions from time to time. Borrower shall also reimburse Agent or Lenders for expenses incurred by Agent or Lenders in its or their administration of the Collateral to the extent and in the manner provided in Section 6 hereof.

      2.9 Bank Charges. Borrower shall pay to Agent (for its own benefit or the benefit of a Lender, as applicable) on demand, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Agent or any Lender, of proceeds of loans made by Lenders to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Agent or any Lender, of any check or item of payment received or delivered to Agent or any Lender on account of the Obligations.

      2.10  Capital  Adequacy  Charge.  In the event that any Lender  shall have determined that the adoption (effected after the date hereof) of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender, in its reasonable discretion, to be material, then from time to time, after submission by such Lender to Borrower of a written demand therefor, which demand shall be made within sixty (60) days of such reduction, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A certificate of such Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to such Lender, and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Each Lender and Agent agrees to allocate any such cost increase among its similarly situated customers in good faith and on an equitable basis; provided, however, that any such Lender shall not be entitled to such amounts unless similar assessments are imposed by such Lenders on other comparable borrowers of such Lender.

SECTION 3.  LOAN ADMINISTRATION.

      3.1 Manner of Borrowing Loans. Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

            3.1.1 Loan Requests. A request for a Revolving Credit Loan or an Acquisition Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Agent a Notice of Revolving Credit Loan or Acquisition Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and

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(ii) the  becoming due of any amount  required to be paid under this  Agreement, any Revolving Credit Note, any Acquisition Note or any Acquisition Term Note, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrower, Agent
may  permit  telephonic  requests  for  loans  and  electronic   transmittal  of
instructions, authorizations, agreements or reports to Agent by Borrower. Unless Borrower specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrower, Agent shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Borrower and Agent shall have no duty to verify the origin of any such communication or the authority of the person sending it. Except as otherwise provided in Section 2.1.1(B), each Revolving Credit Loan and each Acquisition Loan shall be made on notice, given not later than 11:00 a.m. (Chicago time) on the Business Day of the proposed Revolving Credit Loan or Acquisition Loan, by Borrower to Agent, which shall give to each Lender prompt written notice thereof by telecopy, telex or cable. Each such notice (a "Notice of Revolving Credit Loan" or a "Notice of Acquisition Loan," as applicable) shall be in writing or by telephone to Agent at (414) 798-4800, confirmed immediately in writing, specifying therein the requested date and amount of such Revolving Credit Loan or Acquisition Loan. Each Lender shall, not later than 2:00 p.m. (Chicago time) on each requested date, wire to a bank designated by Agent the amount of that Lender's Revolving Credit Percentage of the requested Revolving Credit Loan or the amount of that Lender's Acquisition Loan Percentage of the requested Acquisition Loan. Agent shall, before 2:30 P.M. (Chicago time) on the date of the proposed Revolving Credit Loan or proposed Acquisition Loan, subject to the provisions hereof, wire to a bank designated by Borrower and reasonably acceptable to Agent, the amount of such Revolving Credit Loan or Acquisition Loan to the extent received from the Lenders. The failure of any Lender to make the Revolving Credit Loan or Acquisition Loan to be made by it shall not relieve any other Lender of its obligation hereunder to make its Revolving Credit Loan or Acquisition Loan. Neither Agent nor any other Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Loan or Acquisition Loan to be made by such other Lender. The foregoing notwithstanding, unless otherwise notified by any Lender, Agent, in its sole discretion, may, from its own funds, make a Revolving Credit Loan or Acquisition Loan on behalf of any Lender hereto. In such event, the Lender on behalf of whom Agent made the Revolving Credit Loan or Acquisition Loan shall reimburse Agent for the amount of Revolving Credit Loan or Acquisition Loan so made on its behalf, on a weekly (or more frequent basis as determined by Agent, in its sole discretion) basis and the entire amount of interest attributable to such Revolving Credit Loan or Acquisition Loan for the period from the date on which said Revolving Credit Loan or Acquisition Loan was made by Agent on such Lender's behalf until Agent is reimbursed by such Lender, shall be paid to Agent. The foregoing notwithstanding, Lenders shall not be required to make any Acquisition Loans, unless Borrower have fully complied with the provisions of Section 9.5.

      If at any time one or more Lenders refuse or fail to make a requested Revolving Credit Loan or Acquisition Loans when all conditions to a Revolving Credit Loan or Acquisition Loan have been satisfied or waived, then Agent may, at its option, but shall have no obligation whatsoever to,

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



purchase all, but not less than all, of the Revolving Credit Notes, Acquisition Loan Notes and Acquisition Term Note held by the Lender(s) who so fail or refuse, and to assume such Lender's commitments to make Revolving Credit Loans or Acquisition Loans and each such Lender shall be obligated to sell and transfer such Revolving Credit Notes, Acquisition Notes or Acquisition Term Notes to Agent for a price in cash equal to the principal balance outstanding plus all accrued but unpaid interest thereon plus all accrued fees due any such Lender under the terms hereof, and the foregoing provisions of this Section will be applicable to Agent with respect to the Revolving Credit Notes, Acquisition Notes or Acquisition Term Notes so purchased by it. Any such purchase, however, shall not relieve any such Lender from any breach of contract claims available to Agent and/or Borrower against such Lender as a result of its failure to make any such Revolving Credit Loan or Acquisition Loan.

            3.1.2 Disbursement. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Credit Loan and/or Acquisition Loan requested, or deemed to be requested, pursuant to this Section 3.1.2 as follows:
(i) the proceeds of the each Acquisition Loan and of each Revolving Credit Loan shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan requested under Section 3.1.1(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation.

            3.1.3 Authorization. Borrower hereby irrevocably authorizes Agent, in Agent's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrower to Agent or Lenders hereunder. Agent shall provide Borrower with a statement of any such costs, fees or expenses in accordance with Section 3.7 hereof.

      3.2 Payments. Except where evidenced by notes or other instruments issued or made by Borrower to Agent or Lenders specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligation shall be payable as follows:

            3.2.1 Principal. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Agent for its benefit and the ratable benefit of Lenders immediately upon the earliest of (i) the receipt by Agent or Borrower of any proceeds of any Collateral other than Equipment or real Property, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Agent or Required Lenders elect to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Overadvance shall exist at any time, Borrower shall, on demand, repay the Overadvance; provided, further, that if any such payment pursuant to clause (i) above would result in the prepayment of any LIBOR Portion, Agent, upon request by Borrower, agrees to hold any such

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proceeds from Collateral  other than Equipment or real Property in trust for the benefit of Borrower, and shall not apply such proceeds to the outstanding LIBOR Portions until the earlier of the expiration of the applicable LIBOR Period or the occurrence of an Event of Default. Any such funds so held in trust shall not bear interest and may be commingled with Agent's other funds. Principal payable on account of any Acquisition Term Loan shall be payable by Borrower to Agent for the ratable benefit of Lenders in accordance with the terms and conditions of the applicable Acquisition Term Note and the provisions of this Agreement. Principal payable on account of the Acquisition Loan shall be payable by Borrower to Agent for the ratable benefit of Lenders in accordance with the terms and conditions of the applicable Acquisition Note and the provisions of this Agreement.

            3.2.2 Interest. Interest accrued on the Base Rate Portion and each LIBOR Portion shall be due on the earliest of (i) the first day of each calendar month (for the immediately preceding calendar month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in the consequence of which Agent or Required Lenders elect to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, Borrower hereby irrevocably authorizes Agent on behalf of Lenders, in Agent's sole discretion, to advance to Borrower and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient each month to pay all interest accrued on the Base Rate Portion and each LIBOR Portion during the immediately preceding calendar month.

            3.2.3 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in
Section 2 hereof, to Agent for its benefit and the ratable benefit of Lenders or to any other Person designated by Agent in writing.

            3.2.4 Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Agent for its benefit and the ratable benefit of Lenders as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

      3.3   Mandatory Prepayments.

            3.3.1 Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. Except as provided in Section 6.4.2 hereof, if Borrower sells any of the Equipment or real Property, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrower shall pay to Agent for the ratable benefit of Lenders, unless otherwise agreed by Required Lenders, as and when received by Borrower and as a mandatory prepayment of (x) any Acquisition Term Loan, or (y) if such Acquisition Term Loan is paid in full or if there is no such applicable Acquisition Term Loan, the Acquisition Loans or (z) if all such Acquisition
Loans are paid in full or if there are no Acquisition Loans, the outstanding Revolving Credit Loans a sum equal to the proceeds (including insurance payments) net of any reasonable costs of sale or disposition and provisions for any income tax expense incurred as a result of such sale or disposition received by Borrower from such sale, loss, destruction or condemnation. Any such prepayments of the Acquisition Term Loan shall be applied to principal installments due under the Acquisition Term Notes in inverse order of maturity. All

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



such prepayments of the Acquisition Term Loan, Acquisition Loans or Revolving Credit Loans shall be applied pro rata among Lenders. The foregoing notwithstanding, if the insurance or condemnation proceeds from any such loss or condemnation are Five Hundred Thousand Dollars ($500,000) or less and if there is no existing and continuing Event of Default, Agent shall apply such proceeds to outstanding Revolving Credit Loans and, absent any subsequent Event of Default, shall disburse such insurance or condemnation proceeds to Borrower in order to permit Borrower to replace or repair such lost, damaged, destroyed or condemned Equipment, Property or other Collateral.

      3.4 Application of Payments and Collections. All items of payment received by Agent by 12:00 noon, Chicago time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Chicago time, on any Business Day shall be deemed received on the following Business Day. For the purpose of computing interest hereunder, all items of payment received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) on the first Business Day after receipt of such item in immediately good funds. After the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent from or on behalf of Borrower, and Borrower does hereby irrevocably agree that, subject to Borrower's rights under
Section 3.2.1 and 6.4.2, Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records. If as the result of collections of Accounts as authorized by
Section 6.2.6 hereof a credit balance exists in the Loan Account, Agent shall use its commercially reasonable best efforts to give Borrower prompt notice (which may be oral) of any such credit balance. Such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Acquisition Loans or the Acquisition Term Loans, except that Agent may, at its option, offset such credit balance against any of the Obligations after the occurrence and during the continuance of an Event of Default.

      3.5 All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrower, and shall be secured by Agent's Lien (for its benefit and the ratable benefit of Lenders) upon all of the Collateral.

      3.6 Loan Account. Agent shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Agent, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

      3.7 Statements of Account. Agent will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and, absent manifest error, such

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



account rendered by Agent shall be deemed final, binding and conclusive upon Borrower unless Agent is notified by Borrower in writing to the contrary within 30 days of the date each accounting is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein. In the event that any expense or other item is charged by Agent or Lenders to Borrower as a Revolving Credit Loan and is later reversed, the interest accrued on such reversed item or expense shall be refunded to Borrower either as a credit against outstanding Obligations or as a cash refund, if no Obligations are outstanding.

SECTION 4.  TERM AND TERMINATION

      4.1 Term of Agreement. Subject to Agent's and Lenders' right to cease making Loans to Borrower after the occurrence, and during the continuation, of any Default or Event of Default, this Agreement shall be in effect for a period ending on February 1, 2001,
(the "Original Term").

      4.2   Termination.

            4.2.1 Termination by Lenders. Upon at least 90 days prior written notice to Borrower, any Lender may terminate this Agreement as of the last day of the Original Term and Agent or Required Lenders may terminate this Agreement without notice after the occurrence and during the continuation of an Event of Default.

            4.2.2 Termination by Borrower. (a) Upon at least 90 days prior written notice to Agent, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Agent's satisfaction. Any notice of termination given by Borrower shall be irrevocable unless Required Lenders otherwise agree in writing, and Lenders shall have no obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in any such termination notice given pursuant to this Section 4.2.2 or pursuant to Section
4.2.1 above in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly. The Acquisition Loans, the Acquisition Term Loans and the Revolving Credit Loans may be prepaid in whole or in part at any time, without penalty or premium.

            4.2.3 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens (for its own benefit and the ratable benefit of Lenders) in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations (including, without limitation, the expiration, termination or cash collateralization of all outstanding Letters of Credit and LC Guaranties (but excluding any contingent indemnity Obligations related to any claim unknown to Borrower, Agent or any Lenders)) to Agent for the benefit of Lenders, in full, in immediately available funds, together with the applicable termination charge, if any.

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Notwithstanding  the  payment  in full of the  Obligations,  Agent  shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Agent or Lender may incur as a result of dishonored checks or other items of payment received by Agent from Borrower or any Account Debtor and applied to the Obligations, Agent shall, at its option,
(i) have received a customary written indemnity and release agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lender from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent and Lenders from any such loss or damage. Upon the satisfaction of the foregoing condition, payment in full of the Obligations and termination of this Agreement, Agent and Lenders agree to execute such UCC-3 termination statements, releases and other similar release documents evidencing the termination of Agent's and Lenders' Lien on the Collateral.

SECTION 5.  SECURITY INTERESTS

      5.1 Security Interest in Collateral. To secure the prompt payment and performance to Agent and Lenders of the Obligations, Borrower hereby grants to Agent for its benefit and the ratable benefit of Lenders a continuing Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                  (i)   Accounts;

                  (ii)  Inventory;

                  (iii) Equipment;

                  (iv)  General Intangibles;

                  (v)   Investment Property;

                  (vi) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Agent or any Lender or a bailee or Affiliate of Agent or any Lender;

                  (vii) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (vi) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                  (viii) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (vii) above.

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      Notwithstanding  the  foregoing,  Collateral  shall  not  include  (1) any licenses or permits the encumbrance of which would violate any law, statute or regulation; or (2) any material contract rights (including, without limitation, any contracts or leases), the encumbrance of which would violate the terms of the agreements establishing such rights; provided that Borrower shall use reasonable good faith efforts to obtain any necessary consent to enable any such contract right to be included within the Collateral.

      5.2 Lien Perfection; Further Assurances. Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Agent's Lien (for its benefit and the ratable benefit of Lenders) upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Agent's Lien (for its benefit and the ratable benefit of Lenders) upon the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Agent to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. Borrower shall also execute and deliver to Agent, upon Agent's request, any and all documents deemed reasonably necessary or appropriate by Agent to cause Agent's Lien to be noted on any motor vehicle, tractor or trailer title certificates for motor vehicles, tractors or trailers forming a part of the Collateral. At Agent's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Agent any and all other documents, instruments and agreements deemed necessary by Agent, acting in a commercially reasonable manner, to give effect to or carry out the terms or intent of the Loan Documents.

      5.3 Lien on Realty. If Borrower shall acquire at any time or times hereafter any interest in other real Property (other than leasehold interests in sales offices), Borrower agrees, at Agent's request, promptly to execute and deliver to Agent, as additional security and Collateral for the Obligations, deeds of trust, security deeds, mortgages or other collateral assignments prepared by and satisfactory in form and substance to Agent and its counsel (herein collectively referred to as "New Mortgages") covering such real Property. Each New Mortgage shall be duly recorded (at Borrower's expense) in each office where such recording is required to constitute a valid Lien on the real Property covered thereby. In respect to each New Mortgage, Borrower shall deliver to Agent, at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Agent, insuring Agent, as mortgagee; such policies shall be in form and substance reasonably satisfactory to Agent, and shall insure a valid first Lien in favor of Agent on the Real Property covered thereby, subject only to Permitted Liens and to those exceptions reasonably acceptable to Agent and its counsel. Said policies shall be in form and substance reasonably satisfactory to Agent. Borrower shall also deliver to Agent such other documents, including, without limitation, ALTA Surveys of the real Property, as Agent and its counsel may reasonably request relating to the real Property subject to any such New Mortgage.


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SECTION 6.  COLLATERAL ADMINISTRATION

      6.1   General

            6.1.1 Location of Collateral. All Collateral, other than Inventory in transit, Inventory being sold in the ordinary course of business, motor vehicles, tractors and trailers, will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit B hereto and shall not, without the prior written approval of Agent, be moved therefrom except, prior to an Event of Default and Agent's acceleration of the maturity of the Obligations in consequence thereof, for (i) removals in connection with dispositions of Equipment that are authorized by subsection 6.4.2 hereof; (ii) the storage of Inventory or Equipment by Borrower at locations within the continental United States other than those shown on Exhibit B if (a) Borrower gives Agent written notice of the new storage location at least thirty (30) days prior to storing Inventory or Equipment at such location, (b) Agent's security interest in such Inventory and Equipment is and continues to be a duly perfected, first priority Lien thereon, (c) neither Borrower's nor Agent's right of entry upon the premises where such Inventory is stored, or its right to remove the Inventory or Equipment therefrom, is in any way restricted or Agent has received from the lessor or bailee of such premises a landlord waiver or bailee letter in form and substance acceptable to Agent, (d) the owner of such premises agrees with Agent not to assert any landlord's bailee's or other Lien in respect of the Inventory for unpaid rent or storage charges and (e) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Agent; and (iii) removals of Inventory or Equipment by Borrower from one business location of Borrower to another business location of Borrower (which location shall be listed on Exhibit B).

            6.1.2 Insurance of Collateral. Borrower shall maintain and pay for insurance upon all Collateral owned by it wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver the originals of such policies or copies of the originals of such policies with original certificates of insurance to Agent with satisfactory lender's loss payable endorsements or collateral assignments thereof, naming Agent for its benefit and the ratable benefit of Lenders as loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Agent may, at its option but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Agent, promptly as rendered, true copies of all material reports made in any reporting forms to insurance companies. The foregoing notwithstanding, the provisions of this Section 6.1.2 shall not apply to the life insurance policies Borrower maintains on the lives of certain of its highly compensated employees in connection with deferred compensation obligations owed to such employees.


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            6.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due and is not actively contesting such charge in the manner described in Section 7.1.14, Agent may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

      6.2   Administration of Accounts.

            6.2.1 Records, Schedules and Assignments of Accounts. Borrower shall execute and deliver to Agent a Borrowing Base Certificate in the form attached hereto as Exhibit C, on a monthly basis on the sixteenth day of each fiscal month of Borrower or, if requested by Agent, more frequently or at Borrower's option, semi-monthly. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form satisfactory to Agent. On or before the sixteenth day of each month from and after the date hereof, Borrower shall deliver to Agent, in form acceptable to Agent, a summary aged trial balance of all of its Accounts (unless Agent requests full details) existing as of the last day of the preceding fiscal month, specifying, if and to the extent requested by Agent, the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of Two Hundred Thousand Dollars ($200,000) become ineligible because they are all within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Agent, Borrower shall notify Agent of such occurrence on the first Business Day following the date on which Borrower knows or reasonably should have known of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Agent, Borrower shall execute and deliver to Agent formal written assignments of all of its Accounts on a monthly basis or, if requested by Agent, more frequently, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

            6.2.2 Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts. If any amounts due and owing in excess of Two Hundred Thousand Dollars ($200,000) are in dispute between Borrower and any Account Debtor, the

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applicable  Borrower shall provide Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and during the continuation of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including reasonable attorney's fees, to Borrower.

            6.2.3 Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority and if Borrower is not contesting any such tax in the manner described in Section 7.1.14 hereof, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor, provided, however that Agent shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower.

            6.2.4 Account Verification. Whether or not a Default or an Event of Default has occurred, any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

            6.2.5 Maintenance of Dominion Account. Borrower shall maintain a Dominion Account pursuant to a lockbox arrangement acceptable to Agent with such banks as may be selected by Borrower and be reasonably acceptable to Agent. Borrower shall issue to any such banks selected by Borrower an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Agent and Borrower shall obtain the agreement by such banks in favor of Agent to waive any offset rights against the funds so deposited. Agent assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

            6.2.6 Collection of Accounts, Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Agent. All remittances received by Borrower on account of its Accounts, together with the proceeds of any other Collateral, shall be held as Agent's property by Borrower as trustee of an express trust for Agent's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Agent retains the right at all times after the occurrence and during the continuation of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge the reasonable collection costs and expenses, including reasonable attorneys' fees to Borrower.


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      6.3   Administration of Inventory.

            6.3.1 Records and Reports of Inventory. Borrower shall keep accurate and complete records of its Inventory. Borrower shall furnish Agent Inventory reports in form and detail satisfactory to Agent at such times as Agent may request, but at least once each fiscal month, not later than the sixteenth day of such fiscal month, Borrower shall deliver to Agent the Inventory information required to be contained in a Borrowing Base Certificate. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Agent a report based on each such physical inventory promptly thereafter, together with such supporting information as Agent shall request.

            6.3.2 Returns of Inventory. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of Two Hundred Thousand Dollars ($200,000), Borrower shall immediately notify Agent of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

      6.4   Administration of Equipment.

            6.4.1 Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quantity and value of its Equipment and all dispositions made in accordance with Section 6.4.2 hereof, and, if requested by Agent, shall furnish Agent with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Agent. Immediately on request therefor by Agent, Borrower shall deliver to Agent any and all evidence of ownership, if any, of any of its Equipment or operating or track lease.

            6.4.2 Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Borrower's Equipment which, in the aggregate in respect to all such dispositions by Borrower during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of Five Hundred Thousand Dollars ($500,000) or less, provided that all proceeds thereof are remitted to Agent for application to the Loans pursuant to Section
3.3.1 or are expended pursuant to clause (ii) of this sentence, or (ii) replacements of Equipment that is substantially worn, damaged, redundant, replaceable with better Equipment or obsolete with Equipment of like kind, function and value provided that the replacement Equipment shall be acquired prior to or concurrently or within 90 days of the disposition of the worn, damaged, redundant, replaceable with better Equipment, or obsolete Equipment, and that the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens (except to the extent that the replaced equipment was subject to a Purchase Money Lien). Borrower shall give Agent at least 5 days prior written notice of any such sale, lease or other disposition or transfer of Equipment other than dispositions described in clauses (i) or (ii) of the previous sentence.


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      6.5 Payment of Charges. All amounts chargeable to Borrower under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to the Base Rate Portion of Revolving Credit Loans from time to time.

SECTION 7.  REPRESENTATIONS AND WARRANTIES

      7.1 General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Agent and Lenders that:

            7.1.1 Organization and Qualification. Except as otherwise disclosed on Exhibit D, Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit D hereto and in all other states and jurisdictions in which the failure of Borrower or such Subsidiary to be so qualified would have a material adverse effect on the financial condition, business or Properties of Borrower or such Subsidiary.

            7.1.2  Corporate  Power  and  Authority.  Borrower  and  each of its
Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not: (i) require any consent or approval of the shareholders of Borrower or any of its Subsidiaries; (ii) contravene Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation or by-laws;
(iii) violate, or cause Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default, in any material respect, under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any of its Subsidiaries.

            7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents to which Borrower is a party when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with its respective terms (subject, as to enforcement, to general principles of equity, and to bankruptcy, insolvency and similar laws affecting creditors' rights generally).

            7.1.4 Capital Structure. Exhibit E hereto states: (i) the correct name of each Subsidiary of Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock

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owned  by  Borrower;  (ii)  the name of each of  Borrower's  corporate  or joint venture Affiliates and the nature of the affiliation; (iii) the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower; and (iv) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as otherwise provided in Exhibit E, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower or any of their Subsidiaries. Except as set forth on Exhibit E, there are no outstanding agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock.

            7.1.5 Corporate Names. During the five years prior to the Closing Date, neither Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Exhibit F hereto. Except as set forth on Exhibit F or as otherwise permitted by Section 8.2.1, neither Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

            7.1.6 Business Locations; Agent for Process. Borrower's and each of its Subsidiaries' chief executive office and other places of business are as listed on Exhibit B hereto. During the preceding one-year period, Borrower has not had an office, place of business or agent for service of process other than as listed on Exhibit B. No Inventory is stored with a bailee, warehouseman or similar party. No Inventory is or will be consigned to any Person by Borrower without Agent's prior written consent, and, if such consent is given, Borrower shall, prior to the delivery of any Inventory on consignment, (i) provide Agent with all consignment agreements to be used in connection with such consignment, all of which shall be reasonably acceptable to Agent, (ii) prepare, execute and file appropriate financing statements with respect to any consigned Inventory, showing Agent as assignee, (iii) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory is to be located and deliver to Agent copies of the results of all such searches and (iv) notify, in writing, all the creditors of the consignee which are or may be holders of Liens in the Inventory to be consigned that Borrower expects to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type. Lender consents to Borrower consigning Inventory to certain of its customers provided that the amount of such consigned Inventory shall not exceed, at any time, Five Hundred Thousand Dollars ($500,0000).

            7.1.7 Title to Properties; Priority of Liens. Borrower and each of its Subsidiaries has good and insurable, title to or valid and subsisting leasehold estate in, as applicable, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except for Permitted Liens and for Liens being contested in the manner provided for in Section 7.1.14. Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties that is not a Permitted Lien, unless any such

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claim is being contested in the manner provided for in Section 7.1.14. The Liens granted to Agent for its benefit and the ratable benefit of Lender under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

            7.1.8 Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Agent, with respect to each Account:

                  (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                  (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                  (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

                  (iv) Such Account, and Agent's security interest therein, is not, and, to the best of Borrower's knowledge, will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Agent to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

                  (v)  Borrower  has not made  any  agreement  with any  Account
      Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business in accordance with past practice and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Agent pursuant to subsection 6.2.1 hereof;

                  (vi) To the best of Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto (other than normal refunds and refunds consistent with past practice);

                  (vii) To the best of Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

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                  (viii)To  the  best  of  Borrower's  knowledge,  there  are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

            7.1.9 Equipment. The Equipment of Borrower is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any material portion of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Agent, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Agent.

            7.1.10 Financial Statements; Fiscal Year. The Consolidated balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries of Borrower for the respective periods during which a Subsidiary relationship existed) as of December 31, 1996 and the related statements of income, shareholders equity and cash flow for the periods ended on such dates, have been prepared in accordance with GAAP (other than the absence of footnotes), and present fairly, in all material respects, the financial position of Borrower and such Persons at such dates and the results of Borrower's operations for such periods (subject to normal year-end non-material adjustments). Since December 31, 1996, except for the consummation of the transactions contemplated by the Sale Documents and any restructuring, reorganization or similar charge (in an aggregate amount not to exceed Twenty Million Five Hundred Thousand Dollars ($20,500,000)) taken in connection therewith, there has been no material adverse change in the condition, financial or otherwise, of Borrower and such other Persons, on a consolidated basis, as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Borrower or such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower and each of its Subsidiaries ends on December 31st of each year.

            7.1.11 Full  Disclosure.  The  financial  statements  referred to in
Section 7.1.10 hereof do not, nor does this Agreement or any other written statement of Borrower to Agent or any Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to Borrower which Borrower has failed to disclose to Agent in writing which materially affects adversely or, so far as Borrower can, as of the Closing Date, reasonably foresee, will materially affect adversely the respective Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or any of its Subsidiaries or the ability of Borrower or its Subsidiaries to perform this Agreement or the other Loan Documents.


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            7.1.12  Solvent  Financial  Condition.  Borrower  and  each  of  its
Subsidiaries is now and, after giving effect to the Loans to be made hereunder, at all times will be, Solvent.

            7.1.13 Surety Obligations. Neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

            7.1.14 Taxes. Borrower's federal tax identification number is 06-1095650. The federal tax identification number of each of Borrower's Subsidiaries is shown on Exhibit G hereto. Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, except where the failure to so file could not reasonably be expected to have a material adverse effect on Borrower or its Properties or business operations, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

            7.1.15 Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

            7.1.16 Patents, Trademarks, Copyrights and Licenses. Borrower and each of its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights owned or possessed by Borrower are listed on Exhibit H hereto.

            7.1.17 Governmental Consents. Borrower and each of its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

            7.1.18 Compliance with Laws. Borrower and each of its Subsidiaries has duly complied with, in all material respects, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation, which could reasonably be expected to have a material adverse affect on Borrower or its business. Borrower and each of its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains

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



in compliance, in all material respects, with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced by a Borrower in violation of the Fair Labor Standards Act (29 U.S.C. ss.201 et seq.) as amended.

            7.1.19 Restrictions. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit I hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of its Subsidiaries, as applicable.

            7.1.20 Litigation. Except as set forth on Exhibit J hereto, as of the date hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries, which could reasonably be expected to have a material adverse effect of Borrower in the amount of One Hundred Thousand Dollars ($100,000) or more individually or One Million Dollars ($1,000,000) or more in the aggregate. Except as set forth on Exhibit I hereto, neither Borrower nor any of its Subsidiaries is in default, with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal to which Borrower or any of its Subsidiaries or any of their respective Properties are subject, which default could reasonably be expected to have a material adverse affect upon Borrower or its business.

            7.1.21 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

            7.1.22 Leases. Exhibit K hereto is a complete listing of all Capital Leases of Borrower and its Subsidiaries and Exhibit L hereto is a complete listing of all operating leases, as of the date hereof, of Borrower and its Subsidiaries, involving annual Rentals of $50,000 or more. Borrower and each of its Subsidiaries is in full compliance, in all material respects, with all of the terms of each of its respective capitalized and operating leases.

            7.1.23 Pension Plans. Except as disclosed on Exhibit M hereto, neither Borrower nor any of its Subsidiaries has any Plan. Borrower and each of its Subsidiaries is in full compliance, in all material respects, with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. To Borrower's knowledge, no fact or situation that could reasonably be expected to result in a material adverse change in the financial condition of Borrower or any of its Subsidiaries exists in connection with any Plan. As of the Closing Date, neither Borrower nor any

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



of  its  Subsidiaries  has  any  withdrawal   liability  in  connection  with  a
Multiemployer Plan, except as disclosed on Exhibit M.

            7.1.24 Trade Relations. There exists no actual or, to Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower or any of its Subsidiaries, or with any material supplier, and, to Borrower's knowledge, there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or any of its Subsidiaries or prevent Borrower or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted. The foregoing representation and warranties shall not be deemed to apply to the Supply Agreement.

            7.1.25 Labor Relations. Except as described on Exhibit N hereto, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. Except as set forth on Exhibit N hereto, there are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

      7.2 Continuous Nature of Representations and Warranties. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (i) an automatic representation and warranty by Borrower to Agent and Lenders that there does not then exist any Default or Event of Default; (ii) a reaffirmation as of the date of said request that the representations and warranties of Borrower as to the completeness and accuracy of any Exhibit were true and correct as of the date thereof; (iii) a reaffirmation as of the date of such request that any representation and warranty relating to a specific time was true in all material respects as of such time; and (iv) a reaffirmation as of the date of said request that all of the other representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects except for changes in Borrower's business or operations that would render the information in any Exhibit attached hereto either inaccurate or incomplete, in any material respect, so long as Required Lenders has consented to such changes or such changes are not prohibited by this Agreement.

      7.3 Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8.  COVENANTS AND CONTINUING AGREEMENTS

      8.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any outstanding Obligations (other than contingent indemnity Obligations arising from

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any claim unknown to Borrower, Agent or any Lender) owed by Borrower to Agent or any Lender, Borrower covenants that, unless otherwise consented to by Required Lenders in writing, it shall:

            8.1.1 Visits and Inspections. Permit representatives of Agent or any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

            8.1.2 Notices. Promptly notify Agent in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading, in any material respect.

            8.1.3 Financial Statements. Keep, and cause and each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Agent and Lenders the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Agent and Lenders and is consistent with GAAP):

                  (i) as soon as possible, but not later than 90 days after the close of each fiscal year of Borrower, unqualified audited (in respect to the Consolidated financial statements only) financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by a firm of independent certified (in respect to the Consolidated financial statements only) public accountants of recognized standing selected by Borrower but acceptable to Agent (except for a qualification for a change in accounting principles with which the accountant concurs);

                  (ii) as soon as possible, but not later than 30 days after the end of each fiscal month hereafter, which is not the end of any fiscal quarter, unaudited interim Consolidated financial statements of Borrower and its Subsidiaries as of the end of such fiscal month and of the portion of Borrower's fiscal year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (iii) as soon as possible, but not later than 45 days (90 days in respect to the last fiscal quarter of each fiscal year) after the end of each fiscal quarter hereafter, unaudited interim Consolidated financial statements of Borrower and its Subsidiaries as of the end of such fiscal quarter and of the portion of Borrower's financial year then elapsed, on a Consolidated basis, certified by the principal financial officer of Borrower

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      as prepared in accordance with GAAP and fairly presenting the Consolidated
      financial   position  and  results  of  operations  of  Borrower  and  its
      Subsidiaries for such fiscal quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                  (v) if requested by Agent, promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Plan; and

                  (vi) such other data and information (financial and otherwise) as Agent or Required Lenders, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower and each of Borrower's Subsidiaries' financial condition or results of operations.

            Concurrently with the delivery of the financial statements described in clause (i) of this Section 8.1.3, Borrower shall forward to Agent and Lenders a copy of the final accountants' letter issued to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Agent and Lenders a certificate of the aforesaid certified public accountants certifying to Agent and Lenders that, based upon their examination of the financial statements of Borrower and its Subsidiaries, they are not aware of any Default or Event of Default relating to accounting matters, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Agent, that they are aware that Agent and Lenders are relying on such financial statements in making their decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this
Section 8.1.3, or more frequently if requested by Agent, Borrower shall cause to be prepared and furnished to Agent and Lenders a Compliance Certificate in substantially the form of Exhibit O hereto executed by the Chief Financial Officer of Borrower. The Compliance Certificates delivered with monthly financial statements need only contain information concerning compliance with
Section 8.3 if such statements are dated as of the last day of a fiscal quarter of Borrower.

            Subject to the provisions of Section 8.1.1, Borrower authorizes Agent or its designated representatives to communicate directly with its independent certified public accountants and authorizes those accountants to disclose to Agent any and all financial statements and other supporting financial documents and schedules. Within five (5) days after the earlier of the last day of each fiscal year of Borrower and the date Borrower engaged independent certified public accountants to audit Borrower's financial statements, Borrower shall deliver to such independent certified public accountants a letter from Borrower addressed to such independent certified public

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accountants  indicating  that it is a primary  intention of Borrower in engaging such accountants that Agent and Lenders rely upon such financial statements of Borrower and its Subsidiaries.

            8.1.4 Landlord and Storage Agreements. Provide Agent with copies of all material agreements between Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory or Equipment may, from time to time, be kept.

            8.1.5 Projections. No later than 30 days after the end of each fiscal year of Borrower (March 1, 1998 in respect to fiscal year 1998) deliver to Agent and Lenders Projections of Borrower and its Subsidiaries, in each case for the forthcoming fiscal year, quarter by quarter on a unconsolidated, consolidating and Consolidated basis.

      8.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations (other than contingent indemnity Obligations arising from any claim unknown to Borrower, Agent or any Lender) to Agent and Lenders, Borrower covenants that, unless Required Lenders (all Lenders in respect to Section 8.2.1) have first consented thereto in writing, it will not:

            8.2.1 Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary of Borrower to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantially all of the Properties of any Person, except for Permitted Acquisitions.

            8.2.2 Loans. Make, or permit any Subsidiary to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions, loans to employees for the purchase of personal computers and other similar advances in the ordinary course of business and employee relocation loans provided that the aggregate amount of all employee relocation loans shall not exceed at any time One Million Dollars ($1,000,000)) to any Person, including, without limitation, any of Borrower's Affiliates, officers or employees.

            8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Indebtedness, except: (i) Obligations owing to Agent and Lenders; (ii) Indebtedness of any Subsidiary to Borrower; or (iii) accounts payable to trade creditors which are not more than thirty (30) days past due and current operating expenses (other than for Money Borrowed) which are not more than thirty (30) days past due, in each case incurred in the ordinary course of business and paid within such time period, unless the same are actively being contested in good faith and, if appropriate, and lawful proceedings and the Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and, in respect to reserves contained on year-end statements, its independent accountants; (iv) obligations to pay Rentals permitted by Section 8.2.16; (v) Permitted Purchase Money Indebtedness; (vi) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; (vii) Indebtedness to Agent, any Lender or any Affiliate of either under any interest rate hedging, swap, cap or similar agreement between Borrower and such Person; (viii) obligations under Capitalized

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Leases to the extent not  prohibited by any other section of this Section 8.2.3;
(ix) Indebtedness for deferred compensation owed by Borrower to its highly compensated employees; (x) Indebtedness arising in connection with employee benefit plans entered into or incurred in the ordinary course of business; (xi) Indebtedness for deferred taxes; (xii) Indebtedness incurred in obtaining life insurance in respect to the lives of certain highly compensated employees of Borrower in connection with deferred compensation obligations owed to such employees; (xiii) for the period from the Closing Date until the date which is 60 days from the Closing Date, Indebtedness outstanding under the Industrial Revenue Bonds; and (xiv) Indebtedness not included in paragraphs (i) through
(xiii) above which does not exceed at any time, in the aggregate, the sum of One Million Five Hundred Thousand Dollars ($1,500,000).

            8.2.4 Affiliate Transactions. Except as provided below, enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to Borrower than would be obtainable in a comparable arm's length transaction with a Person not an Affiliate of Borrower or such Subsidiary.

            8.2.5 Limitation on Liens.  Create or suffer to exist, or permit any
Subsidiary of Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:
(i) Liens at any time granted in favor of Agent, for its benefit and the ratable benefit of Lenders; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or which are being contested as permitted by the terms hereof other than any Lien which would, as a matter of law, exist notwithstanding such contest and late payment, but only if in Agent's reasonable judgment such Lien does not affect adversely Agent's or Lenders' rights or the priority of Agent's Lien in Collateral; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business, but only if the payment thereof is not at the time required or if the aggregate amount of such payments does not exceed Two Hundred Fifty Thousand Dollars ($250,000); (iv) deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of
Borrower or materially impair the use thereof in the operation of Borrower's business; (vi) Purchase Money Liens securing Permitted Purchase Money Indebtedness which is not incurred in violation of Section 8.2.3 of this Agreement; (vii) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real Property, provided that, in Agent's reasonable judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of Borrower's business and, if said real Property constitutes Collateral, such Liens existed as of the Closing Date

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or  Agent  has  consented  thereto;  (viii)  Liens  securing  Indebtedness  of a
Subsidiary to Borrower or another Subsidiary; (ix) such other Liens as appear on Exhibit P attached hereto; (x) any other Permitted Encumbrance; or (xi) such other Liens as Required Lenders may hereafter approve in writing.

            8.2.6 Permitted Subordinated Debt. Make, or permit any Subsidiary of Borrower to make, any payment of any part or all of any Permitted Subordinated Debt or take any other action or omit to take any other action in respect of any Permitted Subordinated Debt, except in accordance with the subordination agreement relative thereto. Amend, supplement or modify in any manner adverse to Borrower, Agent or Lenders the provisions of any document, instrument or agreement relating to any Permitted Subordinated Debt.

            8.2.7 Partnership or Joint Ventures. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

            8.2.8 Distributions. Declare or make, or permit any Subsidiary of Borrower to declare or make, any Distributions, other than Distributions made by a Subsidiary of Borrower solely to Borrower .

            8.2.9 Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of Borrower to sell, lease (as lessor) or otherwise dispose any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by a Subsidiary of Borrower or (iii) dispositions expressly authorized by this Agreement, including, without limitation, dispositions permitted pursuant to
Section 6.4.2.

            8.2.10 Subsidiaries. Hereafter create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary. Permit any of its Subsidiaries to issue any additional share of its capital stock to any Person other than Borrower, except director's qualifying shares.

            8.2.11 Restricted Investment. Make or have, or permit any Subsidiary of Borrower to make or have, any Restricted Investment.

            8.2.12 Margin Securities. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Agent shall have received an opinion of counsel satisfactory to Agent to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G or U or any other regulation of the Federal Reserve Board then in effect.

            8.2.13 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of Borrower and Parent.


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            8.2.14 Hedging Transactions.  Without Agent's prior written consent,
engage  in  any  currency,   commodity  or  interest  rate  hedging  or  similar
transactions.

            8.2.15 Bill-and-Hold Sales, Etc. Except in respect to consignment sales permitted by the terms hereof, make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis (it being understood that contingent liabilities to repurchase equipment pursuant to floor plan and retail consumer financing arrangements do not violate the provisions of this Section).

            8.2.16 Leases. Become a lessee under any operating lease of Property if the aggregate Rentals payable during any current or future period of twelve
(12) consecutive months during the Term hereof under the lease in question and all other leases under which Borrower is then lessee would exceed Eight Million Dollars ($8,000,000). The term "Rentals" means, as of the date of determination all payments which the lessee is required to make by the terms of any lease, exclusive of payments for taxes, insurance, common area maintenance and the like.

      8.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations (other than contingent indemnity Obligations arising from any claim unknown to Borrower, Agent or any Lender) to Lenders, Borrower covenants that, unless otherwise consented to by Required Lenders in writing, it shall:

            8.3.1 Money Borrowed to EBITDA Ratio. Have at the end of the fiscal quarters ending April 4, 1998, July 4, 1998 and October 3, 1998 a ratio of Money Borrowed as at the end of the applicable fiscal quarter to Annualized EBITDA equal to or less than 5.50 to 1. Have at the end of each other fiscal quarter within the Original Term a ratio of Money Borrowed as at the end of the applicable fiscal quarter to EBITDA for the twelve consecutive months then ended equal to or less than 5.50 to 1.

            8.3.2 Interest Coverage Ratio. Have at the end of each of the fiscal quarters ending April 4, 1998, July 4, 1998 and October 3, 1998 a year-to-date Interest Coverage Ratio as at the end of the applicable fiscal quarter equal to or greater than 2.0 to 1. Have at the end of each other fiscal quarter within the Original Term, an Interest Coverage Ratio for the twelve consecutive months then ended equal to or greater than 2.0 to 1.

            8.3.3 Fixed Charge Coverage Ratio. Have at the end of each of the fiscal quarters ending April 4, 1998, July 4, 1998 and October 3, 1998 a year-to-date Fixed Charge Ratio as of the end of the applicable fiscal quarter equal to or greater than 1.25 to 1. Have at the end of each other fiscal quarter within the Original Term, a Fixed Charge Coverage Ratio for the twelve consecutive months then ended equal to or greater than 1.25 to 1.

SECTION 9.  CONDITIONS PRECEDENT

            Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent and Lenders under the other

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sections of this Agreement, Lenders shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

      9.1 Documentation. Agent and Lenders shall have received, in form and substance satisfactory to Agent and Lenders and their counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Agent and Lenders and their counsel shall require in connection therewith, including all documents, instruments, agreements and schedules listed in the Schedule of Documents attached hereto and incorporated herein as Exhibit Q, all in form and substance satisfactory to Agent and Lenders and their counsel.

      9.2   No Default.  No Default or Event of Default shall exist.

      9.3 Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

      9.4 No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

      9.5 Sale of Morgan Manufacturing Division. The Sale Documents, in form and substance acceptable to Agent and Lender, have been executed and delivered by Borrower and JELD-WEN, inc. and the transactions contemplated thereby have been consummated in accordance with the terms and conditions of such sale Documents. The proceeds payable to Borrower upon the consummation of the transactions contemplated by the Sale Documents shall equal or exceed Thirty-Six Million Dollars ($36,000,000), Thirty-Six Million Dollars ($36,000,000) of which shall be paid to Agent for the benefit of Lenders first to repay all obligations owing in respect to "Acquisition Loans" outstanding under the Original Loan Agreement and secondly to repay outstanding Revolving Credit Loans.

      9.6 Effectiveness of this Agreement. Upon the fulfillment or waiver of each of the conditions precedent listed in Sections 9.1, 9.2, 9.3, 9.4 and 9.5 above, Agent and Lenders shall be deemed (i) to have consented to the transactions described in Section 9.5 above and (ii) Agent and Lenders shall be deemed to have waived any violations of the financial covenants contained in
Section 9.3 of the Original Loan Agreement for the fiscal periods ended December 31, 1997 and February 1, 1998.

      9.7 Conditions Precedent to Acquisition Loans. The obligations of Lenders to make any Acquisition Loan is further subject to the determination by Agent, in the reasonable exercise of its discretion, that the proposed acquisition to be financed with the proceeds of the requested Acquisition Loan is a Permitted Acquisition.


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SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

      10.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

            10.1.1 Payment of Interest, Principal and Fees. Borrower shall fail to pay any interest or principal due in respect to outstanding Revolving Credit Loans, the Acquisition Loans, the Acquisition Term Loans or any fees payable in respect to unused Revolving Credit and Acquisition Loans or outstanding Letters of Credit or LC Guaranties on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

            10.1.2 Payment of Other Obligations. Borrower shall fail to pay any of the Obligations (other than interest and principal due in respect to outstanding Revolving Credit Loans, the Acquisition Loans or the Acquisition Term Loans or any fees payable in respect to unused Revolving Credit and Acquisition Loans or outstanding Letters of Credit on LC Guaranties) on or within five (5) days after the due date for such Obligation (whether due at stated maturity, on demand, upon acceleration or otherwise).

            10.1.3 Misrepresentations. Any representation, warranty or other statement made or furnished to Agent or Lenders by or on behalf of Borrower or any Subsidiary of Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

            10.1.4 Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.2, 5.3, 6.1.1, 6.2, 8.1.1, 8.1.3 (i) and (ii), 8.2 or 8.3 hereof on the date that Borrower is required to perform, keep or observe such covenant.

            10.1.5 Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Required Lender's satisfaction within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from Agent or Lenders or the date on which such failure or neglect first becomes known to any senior officer of Borrower.

            10.1.6 Default Under Security Documents/Other Agreements. Any event of default shall occur under, or Borrower shall default in the performance or observance of any material term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

            10.1.7 Other Defaults. There shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness in an aggregate principal value of One Million Dollars ($1,000,000) or more if the payment or maturity of such

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Indebtedness  is  accelerated in consequence of such event of default or a valid and enforceable demand for payment of such Indebtedness is made prior to maturity in accordance with the terms thereof.

            10.1.8 Uninsured Losses; Unauthorized Dispositions. Any loss, theft, damage or destruction involving $500,000 or more not covered by insurance (to the extent required by this Agreement), or sale, lease or encumbrance of any of the Collateral by Borrower or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions to this Agreement.

            10.1.9 Insolvency and Related Proceedings. Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (if against Borrower, the continuation of such proceeding for more than 60 days), or Borrower shall make any offer of settlement, extension or composition to its unsecured creditors generally.

            10.1.10 Business Disruption: Condemnation. There shall occur a cessation of a substantial part of the business of Borrower, any Subsidiary of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower or any Subsidiary of Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of Borrower's business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination materially and adversely affects Borrower's capacity to continue business, on a profitable basis; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation, and such taking or impairment materially and adversely affects Borrower's capacity to continue its business, on a profitable basis.

            10.1.11 Change of Ownership. There shall have occurred a "Change in Control." "Change of Control" shall mean the occurrence of any of the foregoing:
(1) any Person, or any group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, shall have acquired after the date hereof beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
Act), directly or indirectly, of Securities (or other Securities convertible into such Securities) representing fifty percent (50%) of the combined voting power of all Securities of Borrower entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency (hereinafter called a "Controlling Person"); or (2) a majority of the Board of Directors of Borrower shall cease for any reason to consist of (A) individuals who on the date hereof were serving as directors of Borrower and (B) individuals who subsequently become members of the Board if such individuals' nomination for election or election to the Board is recommended or approved by a majority of the Board of Directors or

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Stockholders  of Borrower.  For purposes of clause (1) above,  a person or group shall not be a Controlling Person if such Person or group holds voting power in good faith and not for the purposes of circumventing this provision as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the Exchange Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in clause (1).

            10.1.12 ERISA. A Reportable Event shall occur which Required Lenders, in their sole discretion, shall determine in good faith constitutes reasonable grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated other than in a standard termination or any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219(c) (5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal from such Plan aggregating Eight Hundred Thousand Dollars ($800,000) or more.

            10.1.13 Challenge to Agreement. Borrower or any Subsidiary of Borrower or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent for its benefit and the ratable benefit of Lenders.

            10.1.14 Criminal Forfeiture. Borrower or any Subsidiary of Borrower shall be criminally indicted or convicted under any law that could reasonably be expected to lead to a forfeiture of any Property of Borrower or any Subsidiary of Borrower having an aggregate book value of $25,000 or more.

            10.1.15 Judgments. Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $100,000 in the aggregate shall be rendered against Borrower and the same shall not (i) to such extent be covered by insurance, or (ii) within sixty days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within five days after the expiration of any such stay.

      10.2 Acceleration of the Obligations. Upon the occurrence of an Event of Default and during the continuance thereof, Agent shall, at the request of Required Lenders, (i) without notice, terminate this facility with respect to further Revolving Credit Loans, Acquisition Loans, and Letters of Credit and LC Guaranties, whereupon no Revolving Credit Loans or Acquisition Loans may be made hereunder and no Letters of Credit or LC Guaranties may be issued hereunder, and/or (ii) with notice, declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default specified in Section 10.1.10 hereof, the Obligations shall become due and payable without declaration, notice or demand by Agent.


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      Agent  shall take such  action  with  respect  to any  Default or Event of
Default as shall be directed by the Required Lenders; provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of Agent and Lenders taken as a whole, including any action (or the failure to act) pursuant to the Loan Documents.

      10.3 Other Remedies. After the occurrence, and during the continuation, of an Event of Default, Agent and/or Lenders shall have and may exercise from time to time the following rights and remedies:

            10.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Agent or Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

            10.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Agent for storage thereof).

            10.3.3  The  right  to  sell  or  otherwise  dispose  of  all or any
Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Borrower agrees that 10 days written notice to Borrower of any public or private sale or other disposition of
Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the reasonable costs, expenses and attorneys' fees incurred by Agent or any Lender in collecting the Obligations, in enforcing the rights of Agent and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral; second to the interest due upon any of the Obligations; third, to the principal of the Obligations; and fourth, to any remaining Obligations. If, after payment in full of all remaining Obligations, there are any excess proceeds, such excess proceeds shall either be paid to Borrower or to such other party as directed

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by a court of competent  jurisdiction.  If any deficiency shall arise,  Borrower shall remain liable to Agent and Lenders therefor.

            10.3.4 Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

            10.3.5 Agent or Required Lenders may, at its or their option, require Borrower to deposit with Agent funds equal to the LC Amount and, if Borrower fails to promptly make such deposit, Lenders may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Agent as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, promptly returned to Borrower.

      10.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or contained in any other agreement between Agent and/or Lenders and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Agent or Lenders to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Agent and/or Lenders shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Agent or Lenders unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by duly authorized representatives of Agent and Required Lenders and directed to Borrower.


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SECTION 11.       THE AGENT

      11.1 Authorization and Action. Each Lender hereby appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement, and the other Loan documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or the other Loan Documents or applicable law. Agent agrees to give each Lender promptly a copy of each notice given to it by Borrower pursuant to the terms of this Agreement and the other Loan Documents.

      11.2 Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (i) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representations to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty beyond Agent's customary practices to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrower or to inspect the property (including the books and records) of Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and
(vi) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties.

      11.3 FCC and Affiliates. With respect to its commitment hereunder to make Revolving Credit Loans and the Acquisition Loans, FCC shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include FCC in its individual capacity. FCC and its Affiliates may lend money to, and generally engage in any kind of business with, Borrower, any of their Subsidiaries and any Person who may do business with or own securities of Borrower or any such Subsidiary, all as if FCC were not Agent and without any duty to account therefor to Lenders.

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      11.4  Lender  Credit  Decision.  Each  Lender  acknowledges  that  it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in Section 7.1.10 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      11.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to the respective principal amounts of the Notes then held by each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable shares of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrower.

      11.6 Successor Agent. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to Borrower. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or financial institution organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000) and which shall be reasonably acceptable to Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


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SECTION 12. MISCELLANEOUS

      12.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's agent, may, without notice to Borrower and in either Borrower's or Agent's name, but at the cost and expense of Borrower:

            12.1.1 At such time or times upon or after the occurrence, and during the continuation, of a Default or an Event of Default as Agent or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

            12.1.2 At such time or times  after the  occurrence,  and during the continuation, of an Event of Default as Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Investment Property, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement.

            12.1.3 In the event that Agent designates any Person to act as Borrower's true and lawful attorney, Agent shall use its commercially reasonable best efforts to notify Borrower of such designation, but the failure to do so shall not affect the validity of any such designation.

      12.2 INDEMNITY. BORROWER HEREBY AGREES TO INDEMNIFY AGENT AND EACH LENDER AND HOLD AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY LIABILITY, LOSS, DAMAGE, SUIT, ACTION OR PROCEEDING

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SUFFERED OR INCURRED BY AGENT OR ANY LENDER (INCLUDING REASONABLE ATTORNEYS FEES
AND LEGAL EXPENSES) AS THE RESULT OF BORROWER'S FAILURE TO OBSERVE, PERFORM OR DISCHARGE BORROWER'S DUTIES HEREUNDER; PROVIDED, HOWEVER, THAT BORROWER SHALL NOT HAVE THE OBLIGATION TO INDEMNIFY AGENT OR ANY LENDER FOR ANY LIABILITIES, LOSSES, DAMAGES, SUITS, ACTIONS OR PROCEEDINGS ARISING FROM AGENT'S OR ANY LENDER'S GROSS NEGLIGENCE OR WILFUL MISCONDUCT. IN ADDITION, EXCEPT AS OTHERWISE PROVIDED IN THE PREVIOUS SENTENCE, BORROWER AGREES TO DEFEND AGENT AND EACH LENDER AGAINST AND SAVE IT AND THEM HARMLESS FROM ALL CLAIMS OF ANY PERSON WITH RESPECT TO THE COLLATERAL. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THESE INDEMNITIES SHALL EXTEND TO ANY CLAIMS ASSERTED AGAINST AGENT OR ANY LENDER BY ANY PERSON UNDER ANY ENVIRONMENTAL LAWS OR SIMILAR LAWS BY REASON OF BORROWER'S OR ANY OTHER PERSON'S FAILURE TO COMPLY WITH LAWS APPLICABLE TO SOLID OR HAZARDOUS WASTE MATERIALS OR OTHER TOXIC SUBSTANCES. NOTWITHSTANDING ANY CONTRARY PROVISION IN THIS AGREEMENT, THE OBLIGATIONS OF BORROWER UNDER THIS
SECTION 12.2 SHALL SURVIVE THE PAYMENT IN FULL OF THE OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT, BUT SHALL NOT THEREAFTER BE SECURED BY THE COLLATERAL.

      12.3 Modification of Agreement; Sale of Interest. (a) The Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by Borrower, Required Lenders and, if required by the terms hereof, Agent. Borrower may not sell, assign or transfer any of the Loan Documents or any portion thereof, including without limitation, Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower hereby consents to Agent's and any Lender's sale of participation, assignment, transfer or other disposition in accordance with the terms hereof, at any time or times, of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, Agent's and any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced in writing or not; Borrower agrees that it will use commercially reasonable efforts to assist and cooperate with Agent and any Lender in any manner reasonably requested by Agent or such Lender to effect the sale of participation in or assignment of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, assistance in the preparation of appropriate disclosure documents or placement memoranda and executing appropriate amendments to the signature pages hereto to reflect the addition of any Lenders and such Lender's respective commitments. The foregoing notwithstanding, except with respect to sales, assignments or transfers to Affiliates under common control pursuant to which the selling, assigning or transferring Lender retains its voting rights, no Lender shall sell participation or assign, transfer or otherwise dispose of any of the Loan Documents or any portion thereof or interest therein, without the prior written consent of Agent and, if no Event of Default has occurred and is continuing in respect to sales and assignments, Borrower, which consent, in either case, shall not be unreasonably withheld or delayed.


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      (b) In respect to any assignment by a Lender of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Loan Commitments, the Revolving Credit Loans owed to it and the
Revolving Credit Note held by it, all or a portion of the Acquisition Loan Commitments, Acquisition Loans owned to it and the Acquisition Note(s) held by it and the Acquisition Term Loan owed to it and the Acquisition Term Loan Note(s) held by it) (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, (A) the aggregate amount of the Revolving Loan and Acquisition Loan Commitments and Acquisition Term Loan of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as to which Borrower and the Agent may consent to and (B) after giving effect to each such assignment, the amount of the Revolving Loan and Acquisition Loan Commitments and Acquisition Term Loan of the assigning Lender shall in no event be less than $5,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance in the form of Exhibit R hereto (an "Assignment and Acceptance"), together with any Revolving Credit Note, Acquisition Note(s) or Acquisition Term Note(s) subject to such assignment and a processing and recordation fee of $3,500, and (iv) any Lender may without the consent of Borrower or the Agent, and without paying any fee, assign to any Affiliate of such Lender that is a bank or financial institution
all  of  its  rights  and  obligations  under  this  Agreement.   The  foregoing
notwithstanding, no Person may become a Lender or a Participating Lender hereunder, unless such Person is a financial institution having stockholders'
equity  (or  the   equivalent)   of  at  least  One  Hundred   Million   Dollars
($100,000,000) and, in respect to Lenders, such Person has been approved by Borrower, which approval shall not be unreasonably withheld or delayed. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). If, pursuant to this Section 12.3, any interest in this Agreement or any Revolving Credit Loan, Acquisition Loan or the Acquisition Term Loan, Notes, Letter of Credit or LC Guaranty is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such
transferee   (other  than  any   Participating   Lender),   and  may  cause  any
Participating Lender, concurrently with the effectiveness of such transfer, (a) to represent to the transferor Lender (for the benefit of the transferor Lender, Agent, and Borrower) that under applicable law and treaties no Taxes will be required to be withheld by Agent, Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Revolving Credit Loans, Acquisition Loans, Acquisition Term Loans, Notes, Letters of Credit or LC Guaranties, (b) to furnish to the transferor Lender, Agent and Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such transfer

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claims  entitlement to complete  exemption form U.S. federal  withholding tax on all interest payments hereunder), and (c) to agree (for the benefit of the transferor Lender, Agent and Borrower) to provide the transferor Lender, Agent and Borrower a new Form 4224 or Form 1001 upon the obsolescence of any
previously   delivered  form  and  comparable   statements  in  accordance  with
applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      (c) In the event any Lender assigns or otherwise transfers all or any part of its Revolving Credit Note, Acquisition Note(s) or Acquisition Term Note any such Lender shall so notify Borrower and Borrower shall, upon the request of such Lender, issue new Revolving Credit Notes, Acquisition Notes and Acquisition Term Notes in exchange for the old Revolving Credit Notes, Acquisition Notes and Acquisition Term Notes.

      (d) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Borrower (a "Participating Lender") participating interests in any Loans, the commitments of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall grant any participation under which the Participating Lender shall have rights to approve any amendment to or waiver of this Agreement or the Loan Documents, except to the extent such amendment or waiver would: (A) extend the final maturity date for payment of the Loans in which such Participating Lender is participating; (B) reduce the interest rate or the amount of principal or fees applicable to the Loans in which such Participating Lender is participating; or (C) release all or substantially all of the Collateral, except as expressly provided herein. In those cases in which an originating Lender grants rights to a Participating Lender to approve any amendment to or waiver of this Agreement or the other Loan Documents respecting the matters described in clauses (A) through (C) of the preceding sentence, the relevant participation agreements shall provide for a voting mechanism whereby a majority of the amount of such Lender's portion of the Loans (irrespective of whether held by such Lender or a Participating Lender) shall control the vote for all of such Lender's portion of the Loans. In the case of any participation, the Participating Lender shall not have any rights under this Agreement or any of the other Loan Documents entered into in connection herewith (the
Participating Lender's right against such Lender in respect of such participation to be those set forth in the participation or other agreement executed by such Lender and the Participating Lender relating thereto). In no event shall any Participating Lender grant a participation in its participation interest in the Loans without the prior written consent of Agent, which approval shall not be unreasonably withheld or delayed. All amounts payable by the Borrower hereunder shall be determined as if the originating Lender had not sold any such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participating Lender shall be deemed to have the right of set-off in

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respect of its  participating  interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

      (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Board or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      (f) No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however: (a) that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby do any of the following: (i) increase the aggregate Revolving Loan Commitments, increase the aggregate Acquisition Loan Commitments or subject any Lender to any additional obligations, (ii) reduce the principal of, or decrease the rate of interest on, the Notes or other amount payable hereunder other than those payable only to FCC in its capacity as Agent which may be reduced by FCC unilaterally, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes or other amounts payable hereunder, other than those payable only to FCC in its capacity as Agent which may be postponed by FCC unilaterally, (iv) reduce the aggregate unpaid principal amount of the Notes, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (v) release or discharge any Person liable for the performance of any obligations of Borrower hereunder or under any of the Loan Documents except in accordance with the terms of such Loan Documents or as otherwise permitted herein, (vi) subject to the provisions of Section 1.1.1(C) increase the advance rates contained in the definition of the Borrowing Base, (vii) to the extent Agent's or Lenders' consent is required by the terms hereof, release all or substantially all of the Collateral or
(viii) amend this Section 12.3; (b) that no amendment, waiver or consent shall be effective unless in writing and signed by either Required Lenders or all Lenders, as required by the terms hereof and, if such amendment, waiver or consent affects Agent or its rights hereunder, Agent.

      12.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      12.5 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of each Borrower, Agent and Lenders permitted under
Section 12.3 hereof.

      12.6 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except

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as otherwise  provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

      12.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

      12.8 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, four Business Days after deposit in the mail, postage prepaid, or one Business Day after delivery to an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

            (A) If to Agent:              Fleet Capital Corporation
                                          20800 Swenson Drive
                                          Suite 350
                                          Waukesha, Wisconsin  53186
                                          Attention:  Sandra Evans
                                          Facsimile No.: (414) 798-4882

            With a copy to:               Vedder, Price, Kaufman & Kammholz
                                          222 North LaSalle Street
                                          Suite 2600
                                          Chicago, Illinois   60601-1003
                                          Attention: John T. McEnroe
                                          Facsimile No.:  (312) 609-5005

            (B) If to Borrower:           Morgan Products Ltd.
                                          469 McLaws Circle
                                          Williamsburg, Virginia  23185
                                          Attention:  Dawn Neuman
                                          Telecopier No.:  (757) 564-1714

            With a copy to:               Winthrop, Stimson, Putnam & Roberts
                                          Financial Centre
                                          695 East Main Street
                                          Post Office Box 6760
                                          Stamford, CT  06904-8274

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                                          Attention:  Frode Jensen
                                          Telecopier No.:  (203) 965-8226

            (C) If to any Lender, at its address indicated on the signature pages hereof or in a notice to Borrower of assignment of a Note.

or to such other address as each party may designate for itself by notice given in accordance with this Section 12.8; provided, however, that any notice, request or demand to or upon Agent Lenders pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Agent or Lenders.

      12.9 Lender's Consent. Whenever Agent's, Required Lenders' or Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, unless otherwise specifically provided herein, Agent, Required Lenders or Lenders, as applicable, shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

      12.10 Credit Inquiries. Borrower hereby authorizes and permits Agent to respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.

      12.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

      12.12 Entire Agreement. This Agreement and other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral and written.

      12.13 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      12.14 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN CHICAGO, COOK COUNTY, ILLINOIS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE AND FORECLOSURE OF AGENT'S LIEN (FOR ITS BENEFIT OR THE RATABLE BENEFIT OF LENDERS) UPON SUCH COLLATERAL

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AND THE  ENFORCEMENT  OF AGENT'S AND LENDERS'  OTHER REMEDIES IN RESPECT OF SUCH
COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER, AGENT OR ANY LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE DISTRICT COURT OF COOK COUNTY, ILLINOIS, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND AGENT AND/OR LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 5 BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT OR LENDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OR LENDERS OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

      12.15 WAIVERS BY BORROWER. BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND LENDERS HEREBY ALSO WAIVE) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL: (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE,
COMPROMISE SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT OR ANY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFY AND CONFIRM WHATEVER AGENT OR LENDERS MAY DO

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IN THIS  REGARD;  (iii)  NOTICE  PRIOR TO TAKING  POSSESSION  OR  CONTROL OF THE
COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT OR LENDERS TO EXERCISE ANY OF AGENT'S OR ANY LENDERS' REMEDIES;
(iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT OR ANY LENDER ENTERING INTO THIS AGREEMENT AND THAT AGENT AND LENDERS ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      12.16 Publicity. Borrower hereby consents to Agent's use of the name or tradestyle of such Borrower in any announcements or advertisements relating to the completion of the transactions contemplated hereby and the role played by Agent in providing financing to Borrower hereunder in such media and in such manner as Agent, in its reasonable discretion, with the prior written consent of Borrower, which shall not be unreasonably withheld or delayed, deems appropriate.

      IN WITNESS WHEREOF, this Agreement has been duly executed in Chicago, Illinois, on the day and year specified at the beginning of this Agreement.


                                    MORGAN PRODUCTS LTD.
                                    ("Borrower")


                                    By:
                                            Name:
                                            Title:




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                                    Accepted in Chicago, Illinois:

                                    FLEET CAPITAL CORPORATION
                                    ("Agent" and "Lender")


                                    By:
                                            Name:   Sandra Evans
                                            Title:  Vice President

                                    Revolving Loan Commitment of: $38,235,294.11
                                    Acquisition Loan Commitment: $17,647,058.82

                                    Address:

                                    20800 Swenson Drive
                                    Suite 350
                                    Waukesha, Wisconsin 53186
                                    Attention: Sandra Evans
                                    Telecopier No.: (414) 798-4882

                                    HARRIS TRUST AND SAVINGS BANK
                                   ("Lender")


                                    By:
                                            Name:
                                            Title:


                                    Revolving Loan Commitment: $11,470,588.24
                                    Acquisition Loan Commitment: $5,294,117.65

                                    Address:

                                    111 West Monroe Street, 10 East
                                    P.O. Box 755
                                    Chicago, Illinois  60690
                                    Attention:  Lee A. Vandermyde
                                    Telecopier No.:  (312) 461-2591


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



                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION ("Lender")


                                    By:
                                            Name:
                                            Title:


                                    Revolving Loan Commitment: $15,294,117.65
                                    Acquisition Loan Commitment: $7,058,823.53


-                                   Address:

                                    231 South LaSalle Street
                                    Chicago, Illinois  60697
                                    Attention:  Robert Mauriello
                                    Telecopier No.:  (312) 974-2108






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



                                   APPENDIX A

                               GENERAL DEFINITIONS


            When used in the Amended and Restated Loan and Security Agreement dated as of February 3, 1998, by and among Morgan Products Ltd. ("Borrower"), the lender signatories thereto ("Lenders") and Fleet Capital Corporation ("FCC") as agent for said Lenders (FCC, in such capacity, "Agent"), the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

            Account Debtor - any Person who is or may become obligated under or on account of an Account of Borrower.

            Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

            Acquisition Loans - the Loans to be made by Lenders to Borrower pursuant to Section 1.2.1 of the Agreement.

            Acquisition Loan Commitment(s) - as defined in Section 1.2.1(a) of the Agreement.

            Acquisition Note - each Acquisition Promissory Note to be executed in favor of each Lender as provided in Section 1.2.1(b) of the Agreement which shall be in the form of Exhibit A-2 to the Agreement.

            Acquisition Term Loan - as defined in Section 1.2.1(c) of the Agreement

            Acquisition Term Note - each Acquisition Term Promissory Note to be executed in favor of each Lender as provided in Section 1.2.1(c) of the Agreement which shall be in the form of Exhibit A-3 to the Agreement.

            Adjusted Net Earnings (or Loss) - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, as reflected on the financial statement of Borrower supplied to Agent and Lenders pursuant to Section 8.1.3 of the Agreement, but excluding:

                  (i) any gain or loss arising from the sale of capital assets;

                  (ii)  any gain arising from any write-up of assets;

                  (iii) earnings of any Subsidiary of Borrower accrued prior to the date it became a Subsidiary;

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                  (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition;

                  (v) net earnings of any business entity (other than a domestic Subsidiary of Borrower) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions;

                  (vi) any portion of the net earnings of any Subsidiary of Borrower which for any reason (other than the provisions of this Agreement) is unavailable for payment of dividends to Borrower;

                  (vii) the earnings of any Person to which any assets of Borrower shall have been sold, transferred of disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

                  (viii)any gain arising from the acquisition of any Securities of Borrower;

                  (ix) the effect of the application of the rules of Purchase Accounting (as set forth in APB No. 16, as amended); and

                  (x) any gain arising from extraordinary or non-recurring items.

            Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of a Person; or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management policies, whether through the ownership of voting securities, by contract or otherwise.

            Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

            ALTA Survey - a survey prepared in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1986, known as the "Minimum Standard Detail Requirements of Land Title Surveys". The ALTA Survey shall be in sufficient form to satisfy the requirements of Chicago Title Insurance Company to provide extended coverage over survey defects and shall also show the location of all easements, utilities, and covenants of record, dimensions of all improvements, encroachments from any adjoining property, and certify as to the location of any flood plain area affecting the subject real estate. The ALTA Survey shall contain the

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

      following certification: "To Morgan Products Ltd. Fleet Capital Corporation, as agent and Chicago Title Insurance Company. This is to certify that this map of plat and the survey on which it is based were made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1986. (signed (SEAL) License No. __________".

            Annualized EBITDA - with respect to each of the fiscal quarters ended April 4, 1998, July 4, 1998 and October 3, 1998, the year to date EBITDA multiplied by (i) four (4) in respect to the fiscal quarter ended April 4, 1998, (ii) two (2) in respect to the fiscal quarter ended July 4, 1998 and (iii) one and one-third (11/3) in respect to the fiscal quarter ended October 3, 1998.

            Applicable Margin - a percent determined by the ratio of the Borrower's Money Borrowed to Annualized EBITDA as of end of the applicable fiscal quarter (in respect to the fiscal quarters ended July 4, 1998 and October 3, 1998) or the ratio of Money Borrowed to EBITDA for the twelve months then ended (in respect to all other fiscal quarters), as set forth in Borrower's annual or quarterly financial statements delivered pursuant to Section 8.1.3 of the Agreement pursuant to the following schedule:


Ratio of Money Borrowed to
   Annualized EBITDA or                   Applicable Margin    Applicable Margin
  EBITDA (as applicable)                    (Prime Portion)     (LIBOR Portions)

     less than 1.5 to 1                           0%                    1%

greater than              less                    0%                  1.25%
and equal to 1.5 to 1 but than 2.0 to 1

greater than              less
and equal to 2.0 to 1 but than 2.50 to 1          0%                  1.50%

greater than              less
and equal to 2.5 to 1 but than 3.0 to 1           0%                  1.75%

greater than              less
and equal to 3.0 to 1 but than  3.5 to 1         .25%                 2.00%

    greater than
    and equal to 3.5 to 1                        .50%                 2.25%


            As of February 3, 1998 the Applicable Margins shall be zero percent (0%) (Prime Portion) and one and one-half percent (1 1/2%) (LIBOR Portions). Changes in the Applicable Margins shall be made quarterly, commencing with the fiscal quarter ended July 4, 1998 and shall be effective as of the first day of the month in which Borrower delivers to Agent the financial statements for the applicable fiscal quarter or year in accordance with Section 8.1.3.

            Availability - the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Agent or any Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) plus (to the extent

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      not already  included in the calculation of the Borrowing Base) the amount of any reserves established by Agent pursuant to Section 1.1.1 hereof is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

            Bank - Fleet National Bank.

            Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

            Base Rate Portion - that portion of the Loans not subject to a LIBOR Option.

            Board - the Board of Governors of the Federal Reserve System of the United States.

            Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

            (a) Maximum Available Amount minus the outstanding principal balance of the Acquisition Term Loans; and

            (b)   an amount equal to:

                  (i) eighty-five percent (85%) or such lesser percentage as Agent in its reasonable discretion deems appropriate, of the net amount of Eligible Accounts outstanding at such date:

                                      PLUS

                  (ii) the lesser of (A) Maximum Inventory Amount and (B) sixty-five percent (65%) or such lesser percentage as Agent in its reasonable discretion deems appropriate of the value of Eligible Inventory at such date consisting of raw materials and finished goods, calculated on the basis of the lower of cost or market, as determined by Agent, in its reasonable discretion, on a first-in, first-out ("FIFO") basis;

                  MINUS (subtract from the lesser of clauses (a) and (b) above)

            (c) an amount equal to the sum of (x) the face amount of all LC Guaranties and Letters of Credit issued by Agent or Bank and outstanding at such date, plus (y) any amounts which Agent and/or Lenders may then be obligated to pay for the account of Borrower under this Agreement, plus (z) the aggregate outstanding principal balance of the Acquisition Loans.

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      For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which, if granted outside the ordinary course of business as in effect on the Closing Date, may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time, all as determined by Agent in the reasonable exercise of its discretion.

            Business Day - (i) when used with respect to the LIBOR Option, shall mean a day on which dealings may be effected in deposits of United States dollars in the London interbank foreign currency deposits market and on which the Lenders are conducting business and on which banks may conduct business in London, England, Chicago, Illinois, and New York, New York and
      (ii) when used with respect to the other provisions of this Agreement, shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Illinois or the State of Wisconsin.

            Capital Expenditures - expenditures made or liabilities incurred by Borrower for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of such Borrower's Capitalized Lease Obligations.

            Capital Leases - a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            Capitalized Lease Obligation - any Indebtedness of any Person represented by obligations under a Capital Lease.

            Closing Date - the date on which all of the conditions  precedent in
      Section 9 of the Agreement are satisfied and the initial Loan is made.

            Code - the Uniform Commercial Code as adopted and in force in the State of Illinois, as from time to time in effect.

            Collateral - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

            Commitment Termination Date - the earliest of (i) the last day of the Original Term, (ii) the date of termination of the commitment to make further Revolving Credit Loans pursuant to Section 4.2 hereof, and (iii) the date of termination of the commitment to make further Revolving Credit Loans pursuant to Section 10.2 hereof.

            Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

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



            Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

            Default Rate - as defined in subsection 2.1.2 of the Agreement.

            Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

            Dominion Account - a special account of Agent for its benefit and the ratable benefit of Lenders established by Borrower pursuant to the Agreement at a bank selected by Borrower, but acceptable to Agent in its reasonable discretion, and over which Agent for its benefit and the ratable benefit of Lenders shall have sole and exclusive access and control for withdrawal purposes.

            EBIT - with respect to any fiscal period, the Consolidated Adjusted Net Earnings (or Loss) of Borrower, before interest expense and taxes for said period as determined in accordance with GAAP, excluding the impact, if any, from purchase accounting.

            EBITDA - with respect to any fiscal period, EBIT plus deprecation and amortization expense for such period.

            Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Agent, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or (ii) it is unpaid for more than sixty (60) days after the original due date shown on the invoice; or (iii) it arises from service charges or similar charges or is subject to a debit memo(s), to the extent of any such service charges or similar charge or debit memo(s), or (iv) twenty-five percent (25%) or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or (v) the total unpaid Accounts of the Account Debtor exceed twenty percent (20%) of the net amount of all Accounts, to the extent of such excess; or (vi) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or (vii) the Account Debtor is also Borrower's creditor or supplier; or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is subject to any right of set-off by the Account Debtor, all to the extent of such dispute, claim or asserted right of set-off; or (viii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect

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      of the Account Debtor in an involuntary case under the federal  bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (ix) it arises from a sale to an Account Debtor outside the United States or Canada (other than Quebec), unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its reasonable discretion; or (x) it arises from a sale to the Account Debtor on a
      bill-and-hold,   guaranteed   sale,   sale-or-return,    sale-on-approval,
      consignment or any other repurchase or return basis; or (xi) Agent believes, in its reasonable judgment, that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or (xii) the Account Debtor
      is  the  United   States  of  America   or  any   department,   agency  or
      instrumentality thereof, unless Borrower assigns its right to payment of such Account to Agent, in form and substance satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 203 et seq.); or (xiii) the Account Debtor is located in the State of New Jersey unless Borrower has filed a notice of business activities report with the appropriate officials in such state for the then current year; or (xiv) the Account is subject to a Lien other than a Permitted Lien; or (xv) the goods giving rise to such Account have not been shipped or delivered to or have been rejected by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or (xvi) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or
      (xvii) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for returns, rebates, cash discounts, volume discounts, performance discounts, co-op advertising discounts, price concession discounts, service charges or credit discounts or allowances and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account or in the Borrowing Certificates, to the extent of such deduction; or (xviii) after the issuance of an invoice evidencing an Account, Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or (xix) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes.

            Eligible Inventory - Inventory of Borrower (other than packaging materials and supplies) which Agent, in the exercise of its reasonable credit judgment, deemed to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in Agent's opinion, it (i) is raw materials or finished goods that is, in Agent's opinion, readily marketable in its current form, (ii) is in good, new and saleable condition, (iii) is not obsolete or unmerchantable,
      (iv) meets all standards imposed by any governmental  agency or authority,
      (v) conforms in all respects to the warranties and representations set forth in the Agreement, (vi) is at all times subject to

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



      Agent's duly perfected, first priority security interest and no other Lien except a Permitted Lien, (vii) is not slow-moving, discontinued, or non-stock finished goods Inventory, (viii) is not Inventory which consists of capitalized warehouse costs, (ix) is situated at a location in compliance with the Agreement, and (x) is not in-transit.

            Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

            Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

            ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

            Event of Default - as defined in Section 10.1 of the Agreement.

            Fixed Charge Coverage Ratio - with respect to any fiscal period, the ratio of Borrower's (a) net income plus (i) depreciation and amortization expense, minus (ii) Capital Expenditures (other than the principal portion of payments with respect to Capitalized Lease Obligations) made within such period to (b) the sum of (i) the principal portion of payments made within such period with respect to Capitalized Lease Obligations, plus
      (ii) the total amount of Retirement Income Plan payments made within such period plus (iii) the aggregate amount of all principal installments scheduled to be made within such period in respect to the outstanding Acquisition Term Loan.

            GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

            General Intangibles - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

            Indebtedness - as applied to a Person means, without duplication

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



                  (i) all items which in accordance  with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                  (ii) all  obligations  of other  Persons which such Person has guaranteed,

                  (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

                  (iv) in the case of Borrower (without duplication), the Obligations.

            Industrial Revenue Bonds - those certain $3,300,000 City of Oshkosh, Wisconsin Variable Rate Demand Industrial Development Revenue Bonds (Morgan Products Ltd. Project) Series 1991A and 1991B.

            Interest Coverage Ratio - with respect to any fiscal period, the ratio of Borrower's (a) net income before interest, income tax expense, depreciation expense, amortization expense, any gain or loss (in excess of $40,000 within the immediately previous twelve month period) from the sale of assets outside the ordinary course of business and any charge or expense to net income in respect to the restructuring of Borrower for or taken within such period to (b) Borrower's interest expense for such period.

            Inventory - all of Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

            Investment Property - all of Borrower's investment property, whether now owned or hereinafter acquired by Borrower, including, without limitation, all securities (certificated or uncertificated), securities accounts, securities entitlements, commodity accounts and contracts.

            LC Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding.

            LC Guaranty - any guaranty pursuant to which Agent, on behalf of Lenders, shall guaranty the payment or performance by Borrower of its reimbursement obligation under any letter of credit.


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            Legal  Requirement - any requirement  imposed upon any Lender by any law of the United States of America or the United Kingdom or by any regulation, order, interpretation, ruling of official directive (whether or not having the force of law) of the Board, the Bank of England or any other board, central bank or governmental or administrative agency, institution or authority of the United States of America, the United Kingdom or any political subdivision of either thereof.

            Letter of Credit - any letter of credit issued by Agent or Bank for the account of Borrower.

            LIBOR Option - the option granted pursuant to Section 2.1.1 to have the interest on all or any portion of the principal amount of the Revolving Credit Loans, the Acquisition Loans or the Acquisition Term Loan based on a LIBOR Rate.

            LIBOR Period - any period, selected as provided below in Section 2.1.1, of 1 month, 2 month, or 3 months, commencing on any Business Day, subject to the provisions of Section 2.1.1; provided, however, that no LIBOR Period shall extend beyond the last day of the Original Term, unless Borrower and Agent and Lenders have agreed to an extension of the Original Term beyond the expiration of the LIBOR Period in question. If any LIBOR Period so elected shall end on a date that is not a Business Day, such LIBOR Period shall instead end on the next preceding or succeeding Business Day as determined by Agent in accordance with the then current banking practice in London. Each determination by Agent of a LIBOR Period shall, in the absence of manifest error, be conclusive, and at Borrowers' request, Agent shall demonstrate the basis for such determination.

            LIBOR Portion - that portion of the Revolving Credit Loans, of the Acquisition Loans or of the Acquisition Term Loan specified in a LIBOR Request (including any portion of Revolving Credit Loans or any Acquisition Loan which is being borrowed by Borrower concurrently with such LIBOR Request) which is not less than $2,500,000 and an integral multiple of $100,000, which does not exceed the outstanding balance of Revolving Credit Loans, Acquisition Loans and/or Acquisition Term Loan not already subject to a LIBOR Option and, which, as of the date of the LIBOR Request specifying such LIBOR Portion, has met the conditions for basing interest on the LIBOR Rate in Section 2.1.1(B) hereof and the LIBOR Period of which was commenced and not terminated.

            LIBOR Rate - with respect to any LIBOR Portion for the related LIBOR Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/8 of 1%) equal to the product of (a) the Base LIBOR Rate (as hereinafter defined) and (b) Statutory Reserves. For purposes of this definition, the term "Base LIBOR Rate" shall mean the rate (rounded to the nearest 1/8 of 1% or, if there is no nearest 1/8 of 1%, the next higher 1/8 of 1%) at which deposits of U.S. dollars approximately equal in principal amount to the LIBOR Portion specified in the applicable LIBOR Request are offered to Bank by prime banks, in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such LIBOR Period, for delivery

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      on the first day of such LIBOR Period.  Each determination by Agent of any
      LIBOR Rate shall in the absence of manifest error, be conclusive, and at Borrower's request, Agent shall promptly demonstrate the basis of such determination.

            LIBOR Request - a notice in writing (or by telephonic communication confirmed by telex, telecopy or other facsimile transmission on the same day as the telephone request) from Borrower to Agent requesting that interest on all or a portion of the outstanding Revolving Credit Loans, the Acquisition Loans and/or Acquisition Term Loan be based on a LIBOR Rate, specifying: (i) the first day of the LIBOR Period, (ii) the length of the LIBOR Period consistent with the definition of that term, and (iii) a dollar amount of the LIBOR Portion consistent with the definition of such term.

            Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

            Loan Account - the loan account established on the books of Agent pursuant to Section 3.6 of the Agreement.

            Loan Documents - the Agreement, the Other Agreements and the Security Documents.

            Loans - all loans and advances of any kind made by any Lender pursuant to the Agreement.

            Maximum Available Amount - Sixty-Five Million Dollars ($65,000,000); provided, however, that on at least 30 days prior written notice to Agent Borrower may reduce the Maximum Available Amount by an amount not less than One Million Dollars ($1,000,000) and an integral multiple of One
      Hundred Thousand Dollars ($100,000). Once the amount of the Maximum Available Amount has been reduced by Borrower, it shall not be thereafter increased.

            Maximum Acquisition Loan - Thirty Million Dollars ($30,000,000) minus the amount of Acquisition Loans converted into Acquisition Term Loans.

            Maximum Inventory Amount - Twenty-Five Million Dollars ($25,000,000) until the date on which the aggregate principal amount of Acquisition Loans made by Lenders pursuant to the terms hereof exceeds Ten Million Dollars ($10,000,000) at which time the Maximum Inventory Amount shall be increased to Thirty Million Dollars ($30,000,000).

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            Money Borrowed - means (i) Indebtedness  arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii)
      Indebtedness  that  constitutes  a  Capitalized  Lease  Obligation;   (iv)
      reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower.

            Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

            New Mortgages - as defined in Section 5.3 of the Agreement.

            Notes - collectively, the Revolving Credit Notes, the Acquisition Notes and the Acquisition Term Notes.

            Notice of Revolving Credit Loan or Notice of Acquisition Loan as defined in Section 3.1.1 of the Agreement.

            Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Agent and/or Lenders of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under the Agreement or any of the other Loan Documents whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

            Original Closing Date - July 14, 1994 the Closing Date of the Original Loan Agreement.

            Original Loan Agreement - as defined in the first WHEREAS hereof.

            Original Term - as defined in Section 4.1 of the Agreement.

            Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Agent or Lenders in respect of the transactions contemplated by the Agreement.

            Overadvance - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans exceeds the Borrowing Base.

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



            Patent Assignment - the Patent and License Security Agreement executed by Borrower on or about July 14, 1994 in favor of Agent for its benefit and the ratable benefit of Lenders and by which Borrower assigned to Agent for its benefit and the ratable benefit of Lenders, and granted to Agent for its benefit and the ratable benefit of Lenders a security interest in, as security for the Obligations all of Borrower's right, title and interest in and to all of its patents, as such Patent and License Security Agreement has been or will be amended from time to time.

            Participating  Lender - shall have the meaning assigned such term in
      Section 12.3(e).

            Permitted Acquisition(s) - means any acquisition(s) by Borrower of assets or all of the outstanding capital stock of a Person, which in either case, constitutes a business unit and which acquisition is closed prior to the Commitment Termination Date so long as each of the following conditions precedent (collectively, the "Acquisition Conditions") have been fulfilled to the satisfaction of Agent: (i) no Default or Event of Default shall have occurred and be continuing at the time of such acquisition or would occur as a result thereof; (ii) the business unit being acquired (the "Target") is primarily located in the United States of America and is in the same line of business as Borrower; (iii) the aggregate purchase price for the Target does not exceed Fifteen Million Dollars ($15,000,000); (iv) average Availability for the thirty days prior to the consummation of the proposed acquisition and Availability immediately after giving effect to the proposed acquisition equals or exceeds Five Million Dollars ($5,000,000); (v) Borrower and Target shall have executed such amendments to the Agreement, assumption agreements, security agreements, guarantees, financing statements, promissory notes or other loan documentation as reasonably requested by Required Lenders to, inter alia, make the Target a guarantor of the Obligations or co-borrower under the Loan Agreement, as determined by Required Lenders in their sole discretion, if the acquisition is not an asset acquisition, and to grant to Agent for its benefit and the ratable benefit of Lenders a first, perfected security interest in substantially all of the assets of the Target; (vi) Required Lenders shall have received projections of Borrower's and the Target's pro forma financial projections, in form and substance reasonably acceptable to Agent, which projections shall demonstrate to Required Lenders' satisfaction that, upon the consummation of the proposed acquisition, Borrower and the Target on a consolidated basis will remain in compliance with the provisions of Section 8.3 of the Loan Agreement; (vii) Agent shall have received a certified copy of resolutions of the Board of Directors (or the Executive Committee of the Board of Directors, if so empowered) of Borrower and the Board of Directors (or comparable governing body) of Target approving the acquisition of the Target; (viii) Agent if, in its sole discretion it has elected to do so, shall have completed an audit of the Target's working capital assets (inventory and accounts receivable) to be included in the Borrowing Base and the results of such audit shall have been satisfactory to Agent; and (ix) Agent shall have received a certificate, in form, scope and substance acceptable to the Agent and in such detail as Agent shall have required, of the chief financial officer of the Borrower demonstrating or confirming, as the case may be, satisfaction of each of the conditions precedent listed in clauses (i) through (ix) above (such certificate being

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      required to be delivered to Agent at least  fifteen  (15)  Business  Days'
      prior to the date of any such acquisition) and Agent shall not have, within ten (10) Business Days following such delivery, objected to the designation of such acquisition as a "Permitted Acquisition" or questioned any calculation or assertion contained in such certificate, in any case, in writing.

            Permitted Encumbrances - the following encumbrances: (i) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (ii) performance bonds, pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or lease to which Borrower or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (iii) deposits securing public or statutory obligations of Borrower or any of its Subsidiaries; (iv) workers' mechanics', suppliers', carriers', warehousemen's, noncontractual landlords' or other similar liens arising in the ordinary course of business; (v) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which Borrower or any of its Subsidiaries is a party; (vi) any attachment or judgment Lien, unless such attachment or judgment Lien would result in an Event of Default pursuant to Section
      10.1.16 hereof; and (vii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the present use, value or marketability of such real property, leases or leasehold estates.

            Permitted Liens - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

            Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

            Permitted Subordinated Debt - Money Borrowed of Borrower which does not require any mandatory payment of interest or principal within the Original Term and which is subject to such other subordination terms and conditions as are reasonably acceptable to Agent.

            Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

            Plan - an employee benefit plan now or hereafter maintained by either Borrower that is covered by Title IV of ERISA.

            Projections - Borrower's  forecasted  Consolidated and consolidating
      (a)  balance  sheets,  (b)  profit  and loss  statements,  (c)  cash  flow statements, and (d) capitalization statements, all prepared on a consistent basis with the projections provided to Agent prior

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      to the Closing Date,  together with appropriate  supporting  details and a statement of underlying assumptions.

            Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 30 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

            Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

            Rentals - as defined in Section 8.2.16 of the Agreement.

            Reportable Event - any of the events set forth in Section 4043(c) of ERISA (other than subsections (c) 9 and (c) (11) thereof), with respect to which the applicable notice requirements have not been waived.

            Required Lenders - as of any date, the Lenders with at least sixty-six and sixty-seven hundreds percent (66.67%) of the aggregate principal amount of the Revolving Loan Commitments and Acquisition Loan Commitments.

            Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                  (i) investments in one or more Subsidiaries of Borrower to the extent existing on the Closing Date;

                  (ii) Property to be used in the ordinary course of business;

                  (iii) Current assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries; promissory notes or other instruments received in connection with past due Accounts;

                  (iv) investments in direct obligations of the United States of
            America, or any agency thereof or obligations guaranteed by the United States of America,

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            provided that such obligations mature within one year from the date of acquisition
            thereof;

                  (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

                  (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof;

                  (vii) hedging or similar  contracts to the extent permitted by
            Section 8.2.14;

                  (viii) investments in money market or deposit accounts at a bank or trust company organized under the laws of the United States of America or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

                  (ix) life  insurance  policies on the lives of certain  highly compensated employees of Borrower in connection with deferred compensation owed to such employees;

                  (x) Indebtedness of Roy B. Mosser, Jr. to Borrower in an amount not to exceed $675,000; and

                  (xi) investments not included in paragraphs (i) through (x) above which do not exceed at any time, in the aggregate, the sum of Five Hundred Thousand Dollars ($500,000).

            Revolving  Credit  Loans - Loans  made by  Lenders  as  provided  in
      Section 1.1.1 of the Agreement.

            Revolving Credit Loan Commitments - as defined in Section 1.1.1 of the Agreement.

            Revolving Credit Note - the Revolving Credit Note(s) to be executed by Borrower in favor of Lenders to evidence the Revolving Credit Loans, which shall be in the form of Exhibit A attached hereto.

            Sale Documents - (i) that certain Asset Purchase Agreement dated February 2, 1998 by and between JELD-WEN, inc. and Borrower together with all schedules, exhibits, and all amendments, modifications or supplements thereto, (ii) the Supply Agreement, (iii) the Noncompetition Agreement dated February 2, 1998 by and between Borrower and JELD-WEN, inc. and (iv) all agreements, contracts or other documents executed and/or delivered in connection with any of the foregoing.


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            Schedule of Accounts - as defined in Section 6.2.1 of the Agreement.

            Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

            Security Documents - any New Mortgage, the Patent Assignment, the Trademark Assignment, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

            Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

            Statutory Reserves - a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages
      (including, without limitation, any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board and any other banking authority to which Bank or any Lender is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board or any successor thereto). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. LIBOR Portions shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to Bank or any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage, provided that no adjustment shall reduce Statutory Reserves below the amount in effect on the Closing Date.

            Stock - all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term in defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1934, as amended).

            Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination. When such term is used in respect to Borrower, Subsidiary shall mean only those Subsidiaries that are either incorporated in any state, commonwealth or territory of the United States or have material assets in any state, commonwealth or territory of the United States.


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            Supply  Agreement  -  that  certain  Supply  Agreement  dated  as of
      February 2, 1998 by and between JELD-WEN, Inc. and Borrower together with all amendments, modifications or supplements thereto.

            Tax - in relation to any LIBOR Portion and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required by any Legal Requirement (i) to be paid by any Lender and/or (ii) to be withheld or deducted from any payment otherwise required hereby to be made by Borrower to any Lender; provided, that the term "Tax" shall not include any taxes imposed upon the net income or profits of any Lender.

            Term - the Original Term.

            Trademark Assignment - the Trademark and License Security Agreement executed by Borrower on or about July 14, 1994 in favor of Agent for its benefit and the ratable benefit of Lenders and by which such Borrower assigned to Lender, and granted to Agent for its benefit and the ratable benefit of Lenders for its benefit and the ratable benefit of Lenders a security interest in, as security for the Obligations all of such Borrower's right, title and interest in and to all of its trademarks, as such Trademark and License Security Agreement has been or will be amended from time to time.

            Total Credit Facility - Sixty-Five Million Dollars ($65,000,000).

            Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

            Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

            Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

            Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations

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are explicitly  modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.


















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                         LIST OF EXHIBITS AND SCHEDULES


Exhibits

Exhibit A         Revolving Credit Note
Exhibit A-1       Acquisition Note
Exhibit A-2       Acquisition Term Note
Exhibit B         Borrower's and each Subsidiary's Business Locations
Exhibit C         Form of Borrowing Base Certificate
Exhibit D         Jurisdictions in which Borrower and each Subsidiary are
                  Authorized to do Business
Exhibit E         Capital Structure of Borrower
Exhibit F         Corporate Names
Exhibit G         Tax Identification Numbers of Subsidiaries
Exhibit H         Patents, Trademarks, Copyrights and Licenses
Exhibit I         Contracts Restricting Borrower's Right to Incur Debts
Exhibit J         Litigation
Exhibit K         Capitalized Leases
Exhibit L         Operating Leases
Exhibit M         Pension Plans
Exhibit N         Labor Contracts
Exhibit O         Compliance Certificate
Exhibit P         Permitted Liens
Exhibit Q         Schedule of Documents
Exhibit R         Assignment and Acceptance


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